Agreement For Purchase And Sale

                  THIS AGREEMENT FOR PURCHASE AND SALE, dated as of June 28, 1995, between SIMITAR, INC., a Minnesota corporation ("Purchaser"), and K-TEL INTERNATIONAL, INC., a Minnesota corporation ("Seller"),

                                   RECITALS:

                  WHEREAS, Seller is engaged in the business of developing, marketing and distributing packaged consumer entertainment (music and video) and consumer convenience products worldwide; and

                  WHEREAS, Seller desires to sell to Purchaser all of the outstanding capital stock of certain of its wholly-owned subsidiaries and related assets, upon the terms and conditions set forth herein, and Purchaser desires to purchase such capital stock and assets;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SHARES TO BE TRANSFERRED TO PURCHASER. Subject to the terms and conditions set forth in this Agreement:

(1) Shares and Assets. Seller agrees to sell to Purchaser, and Purchaser agrees to buy from Seller, on the Closing Date specified in Section 8 and for the consideration set forth in Section 2, all of the issued and outstanding stock of the subsidiaries of Seller listed on Exhibit A hereto (the "Subsidiaries") owned by the Seller (the "Shares"). The shares of K-tel, Inc., K-tel Direct, Inc. and K-tel (Australia) Pty. Ltd. (the "Remaining Subsidiaries") and all other assets of the Seller are specifically excluded from the transaction and shall remain the property of the Seller subject to Section 7(3) hereof; and

(2) Qualifying Shares. Seller shall use all commercially reasonable efforts to cause any qualifying shares of the Subsidiaries held by directors of the Subsidiaries to be transferred on Closing to the Purchaser or its nominees.

SECTION 2.        PURCHASE PRICE.

(1) Amount. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Purchaser shall pay to Seller, the purchase price (the "Purchase Price") equal to the sum of:

          (a)     $25,000,000; and

          (b) the amount by which the net profit (as determined in accordance with Section 2(3)) from the production and distribution of consumer products (other than consumer entertainment products) by Seller and its subsidiaries in the United States (the "Consumer Products Business") for the period from July 1, 1994 to the Closing Date exceeds $200,000, provided that the amount payable to Seller under this Section 2(1)(b) shall be estimated at Closing by the Chief Financial Officer of the Seller on the basis of the Seller's internal financial statements prepared in the ordinary course of business and the final adjustment shall be made by the mutual agreement of Seller and Buyer within sixty (60) days after Closing or, if such mutual agreement is not reached, by Arthur Andersen & Co. as provided in Section 2(3) (whose determination shall be binding on the parties).

(2)      Adjustments.  The Purchase Price shall be:

          (a) adjusted by that amount by which the agreed value of the net assets of Seller (excluding income earned under the agreement between the Seller and Beyond Auto Pty. Ltd. dated November 30, 1993 relating to the sale of consumer products in Australia) on a consolidated basis (after giving effect to the sale of the Shares by Seller but excluding receipt of the Purchase Price) (the "Remaining Assets Value") as determined in accordance with the calculations set forth in Exhibit B as of the Closing Date is less than or greater than $1,000,000. If the Remaining Assets Value is greater than $1,000,000, then the Purchase Price shall be reduced by the difference. If the Remaining Assets Value is less than $1,000,000, then the Purchase Price shall be increased by the difference. The amount of the adjustment to be made to the Purchase Price under this Section 2(2)(a) shall be estimated at Closing by the Chief Financial Officer of the Seller on the basis of the Seller's internal financial statements prepared in the ordinary course of business in accordance with Exhibit B hereto and the final adjustment shall be made by mutual agreement of the Seller and Buyer in accordance with Exhibit B, within sixty (60) days after Closing. If such mutual agreement is not reached then the determination of such final adjustments shall be determined by Arthur Andersen & Co. in accordance with Exhibit B, and such determination shall be binding upon the parties; and

          (b)     reduced by the expenses of the Seller referred to in Section
                  12(1).

(3) Determination of Net Profit of Consumer Products Business. For the purposes of Section 2(1)(b), the net profit from the Consumer Products Business shall be the consolidated net income (loss) of (in each case excluding consumer entertainment products):

                    (i)  the consumer products division of K-tel International
                         (USA), Inc. for the period July 1, 1994, through January 31, 1995, when it was incorporated as a separate entity;

                    (ii) K-tel Inc. (which is the legal entity for the Consumer
                         Products Business in the United States which was incorporated on October 1, 1994), for the period from February 1, 1995, through the Closing Date; and

                    (iii) K-tel Direct, Inc., the legal entity which handles all direct response activities in the United States which are primarily consumer products, from July 1, 1994, through the Closing Date,

         determined in accordance with generally accepted accounting principles consistently applied by Seller. If the parties cannot agree, the net profit from the Consumer Product Business shall be determined by Arthur Andersen & Co. and shall be binding upon the parties.

SECTION 3.        REPRESENTATIONS AND ACKNOWLEDGMENTS OF PURCHASER AND SELLER.

(1) Acknowledgement. Each of Purchaser and Seller acknowledge, for itself and for its successors and assigns, its shareholders and any other parties claiming through it, that officers and employees of each of Purchaser and Seller have had full opportunity to make investigation of the properties, books, records, financial accounts and files of the other party with respect to the transactions contemplated herein, and that each is satisfied with the form and content of the transactions contemplated by this Agreement. As a result of such opportunity and the knowledge and experience of the officers of Purchaser and Seller with respect to the business of Seller, there are no warranties and representations of Purchaser and Seller except as set forth in Section 3(2) and 3(3).

(2) Seller's Representations. Seller represents and warrants to Purchaser that at Closing:

          (a) Seller will transfer the Shares to Purchaser free and clear of all liens, encumbrances or restrictions of any nature whatsoever except restrictions on transferability imposed by any applicable securities laws;

          (b) to the best knowledge of the Seller, the Shares will represent all of the issued and outstanding shares of capital stock of the Subsidiaries except directors' qualifying shares of the Subsidiaries;

          (c) there will be outstanding no options, warrants or other rights to acquire any shares of capital stock of the Subsidiaries (other than pursuant to this Agreement); and

          (d) Since January 1, 1994, no Subsidiary has or will have, (i) on the sole authority or with the sole signature of Philip Kives, entered into any agreement, contract or commitment of any nature whatsoever other than in the ordinary course of business, or (ii) to the knowledge of Philip Kives, transferred any assets, property or rights other than in the ordinary course of business and for fair value, subjected any assets, property or rights to any lien claim or encumbrance (other than license agreements entered into in the ordinary course of business), or taken any other action not in the ordinary course of business, except for the sale or discontinuance of its operations in France, New Zealand, Germany and/or Spain.

(3) Purchaser's Representations. Purchaser represents and warrants to Seller that since January 1, 1994, no Subsidiary or Remaining Subsidiary has or will have, (i) on the sole authority or with the sole signature of Mickey Elfenbein, entered into any agreement, contract or commitment of any nature whatsoever other than in the ordinary course of business, or (ii) to the knowledge of Mickey Elfenbein, transferred any assets, property or rights other than in the ordinary course of business and for fair value, subjected any assets, property or rights to any lien claim or encumbrance (other than license agreements entered into in the ordinary course of business), or taken any other action not in the ordinary course of business, except for the sale or discontinuance of its operations in France, New Zealand, Germany and/or Spain.

SECTION 4. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(1) Regulatory Approval. Regulatory approval for the consummation of the transactions contemplated hereby shall have been obtained from any governmental authority from which approval is required and all applicable statutory or other waiting periods shall have lapsed. The parties agree to use their best efforts to make any required filings and to obtain any regulatory approvals that are required by applicable law.

(2) No Injunction. No injunction or other order entered by a court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(3) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(4) Tax Matters. Seller shall retain all consolidated net operating loss carryforwards after recognition of gain on the transaction contemplated hereby; provided that Seller and Purchaser make the tax election specified in Section 7(8) below to tax the transaction as if it was an asset sale.

(5) Contemporaneous Closing. The closing of the transactions contemplated by the Stock Transfer and Loan Repayment Agreement bearing an even date with this Agreement among K-5 Leisure Products, Inc., the Purchaser and Mickey Elfenbein shall have occurred or be occurring contemporaneously with the Closing of the transactions contemplated by this Agreement.

The conditions contained in Section 4 are inserted for the benefit of each of the Purchaser and the Seller and may be waived in whole or in part by the Purchaser or the Seller at any time, but a waiver by the Purchaser or the Seller, as the case may be, shall not constitute a waiver by the other. The Purchaser and the Seller each acknowledge that the waiver by the Purchaser or the Seller on the Closing Date of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser or the Seller herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 4 are not fulfilled or complied with on the Closing Date, the Purchaser or Seller may, on or prior to the Closing Date, at its option, terminate this Agreement by notice in writing to the other party and in such event the Purchaser and Seller shall be released from all obligations under this Agreement, except for the obligations referred to in Section 12(1) and the rights arising under Section 11 with respect to breaches under this Agreement which occurred prior to termination. If such notice is not delivered on or prior to the Closing Date, then the condition, if not fulfilled or complied with, shall be deemed to have been waived by either of the Purchaser and the Seller.

SECTION 5. CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing (unless otherwise specified), of each of the following conditions:

(1) Covenant of Philip Kives. The Seller shall have delivered to the Purchaser a covenant of Philip Kives regarding employees substantially in the form of Section 9(3) and (4).

(2) Board of Directors' Consent. Seller's board of directors shall have approved this Agreement and the transactions contemplated herein, and such approval shall have occurred on or prior to July 14, 1995.

(3) Trademark Agreement. Seller shall have executed and delivered to Purchaser a tradename agreement (the "Trademark Agreement") for the use of Seller's tradenames and trademarks by Purchaser, in the form attached hereto as Exhibit C.

(4) Opinion of Counsel to Seller. Purchaser shall have received an opinion dated the Closing Date from Kaplan, Strangis and Kaplan, P.A., counsel to Seller, based on customary reliance and subject to customary qualifications to the effect that:

          (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota;

          (b) Seller has the corporate power to consummate the transactions on its part contemplated by this Agreement and the Trademark Agreement. Seller has taken all requisite corporate action to authorize this Agreement and the Trademark Agreement and this Agreement and the Trademark Agreement have been duly executed and delivered by Seller. Assuming it is the valid and binding obligation of Purchaser, this Agreement and the Trademark Agreement constitute the valid and binding obligation of Seller enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance;

          (c) The execution and delivery of this Agreement and the Trademark Agreement by Seller and the consummation of the transactions contemplated hereby will not constitute a breach, default or violation under the articles of incorporation or bylaws of Seller or, to their knowledge:

               (i) any agreement, arrangement or understanding to which Seller is a party;

               (ii) any license, franchise or permit affecting Seller; or

               (iii) any law, regulation, order, judgment or decree applicable to Seller.

          (d) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Seller of the transactions contemplated hereby which has not been obtained or made;

          (e) To their knowledge, there are no actions, proceedings or investigations pending or threatened against Seller which question the validity of the Agreement and the Trademark Agreement or the transactions contemplated thereby.

(5) Receipt of Necessary Consents. On or before the Closing Date Purchaser shall have been furnished with written evidence satisfactory to it that Seller has obtained all necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would either:

          (a) materially adversely affect Purchaser's rights hereunder, including without limitation consents to assignments of licenses to use intellectual property ; or

          (b)  subject Purchaser to material potential liability.

(6) No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to Purchaser or any other transaction contemplated hereby.

(7) Adverse Changes. Since the date of execution of this Agreement, there shall not have occurred any development or event which would have a material adverse effect on the transactions contemplated hereby taken as a whole, except for the sale or discontinuance of operations in France, Germany, Spain and Portugal.

(8) Financing. Purchaser shall have obtained a commitment for financing for payment of the Purchase Price and its working capital needs on terms satisfactory to Purchaser, on or before August 29, 1995.

(9) Releases of Guaranties. The guaranty of K-tel International (USA), Inc. and Dominion Entertainment, Inc. to TCF Bank Minnesota fsb ("TCF Bank") of the obligations of K-tel, Inc. and the liens associated therewith shall have been released.

(10) Performance of Obligations to be Performed At or Prior to Closing. Seller shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing Date.

(11) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement and in any documents and agreements executed and delivered by the Seller to complete this will be true and accurate as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date and such representations and warranties shall be deemed to have been made on and as of the Closing Date.

(12) Number of Shares. The Shares will represent all of the issued and outstanding shares of capital stock of the Subsidiaries except director's qualifying shares of the Subsidiaries.

The conditions contained in this Section 5 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Seller acknowledges that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Seller herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5 are not fulfilled or complied with as herein provided, the Purchaser may, on or before the Closing Date, at its option, terminate this Agreement by giving notice in writing to the Seller within ten days after the date on which such condition was required to be fulfilled or complied with as herein provided and in such event the Purchaser and the Seller shall be released from all obligations under this Agreement except for the obligations referred to in Section 12(1) and the rights arising under Section 11 with respect to breaches under this Agreement which occurred prior to termination. If, on or before the Closing Date, such notice is not delivered by the Purchaser to the Seller within 10 days after the date on which such condition was required to be fulfilled or complied with, then the condition, if not fulfilled or complied with, shall be deemed to have been waived by the Purchaser.

SECTION 6. CONDITIONS TO THE OBLIGATIONS OF SELLER The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(1) Covenant of Mickey Elfenbein. The Purchaser shall have delivered to the Seller a covenant of Mickey Elfenbein regarding employees substantially in the form of Section 9(3) and (4).

(2) Certified Resolutions. Purchaser shall have delivered to Seller a copy of resolutions adopted by the Board of Directors of Purchaser authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by a secretary or assistant secretary of Purchaser, on or before July 28, 1995.

(3) Board of Directors' Consent. Seller's board of directors shall have approved this Agreement and the transactions contemplated herein, and such approval shall have occurred on or prior to July 14, 1995.

(4) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of the percentage of Seller's capital stock required for such approval under the provisions of the articles of incorporation and bylaws of Seller, at a meeting duly called for the purpose of considering such resolution, on or before the Closing Date.

(5) Opinion of Counsel to Purchaser. Seller shall have received an opinion dated the Closing Date from Leonard Street & Deinard, based on customary reliance and subject to customary qualifications to the effect that:

          (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota;

          (b) Purchaser has the corporate power to consummate the transactions on its part contemplated by this Agreement and the Trademark Agreement. Purchaser has taken all requisite corporate action to authorize this Agreement and the Trademark Agreement, and each of this Agreement and the Trademark Agreement has been duly executed and delivered by Purchaser. Assuming it is the valid and binding obligation of Seller, each of this Agreement and the Trademark Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance;

          (c) The execution and delivery of this Agreement and the Trademark Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under the articles of incorporation or bylaws of Purchaser or, to their knowledge:

               (i) any agreement, arrangement or understanding to which Purchaser is a party;

               (ii) any license, franchise or permit affecting Purchaser; or

               (iii) any law, regulation, order, judgment or decree applicable to Purchaser.

          (d) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Purchaser of the transactions contemplated hereby which has not been obtained or made;

          (e) To their knowledge, there are no actions, proceedings or investigations pending or threatened against Purchaser which question the validity of the Agreement, the Trademark Agreement or the transactions contemplated thereby.

(5) Receipt of Necessary Consents. On or before the Closing Date, Seller shall have been furnished with written evidence satisfactory to it that Purchaser has obtained all necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would either:

          (a) materially adversely affect Seller's rights hereunder including, without limitation, the consents of the landlords to the subleases attached as Exhibits F and G; or

          (b)  subject Seller to material potential liability.

(6) No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares by Seller or any other transaction contemplated hereby.

(7) Fairness Opinion. On or before July 14, 1995 Seller shall have received an opinion from a recognized investment banking firm to the effect that the transactions contemplated by this Agreement are fair to Seller's stockholders from a financial point of view, and such opinion shall have been reaffirmed within five days prior to the Closing Date and shall not have been withdrawn as of the Closing.

(8) Cancellation of Options. Seller shall have been furnished with evidence satisfactory to it that all options to purchase shares of the common stock of Seller held by Mickey Elfenbein have been surrendered and cancelled.

(9) Release of Guaranties. The guaranty of Seller and K-tel, Inc. to TCF Bank of the obligations of Dominion Entertainment, Inc. and K-tel International (USA), Inc. shall have been released and any security agreements and pledge of the shares of K-tel, Inc. K-tel International
         (USA), Inc., and/or Dominion Entertainment, Inc. to securing its guaranty shall have been released.

(10)     Financing.  The Purchaser shall have delivered to the Seller:

          (a) a written progress report from the party retained by the Purchaser to obtain financing for the Purchaser relating to the financing for the payment of the Purchase Price on or before July 28, 1995;

          (b) a second written progress report from the party retained by the Purchaser to obtain financing for the Purchaser relating to the financing for the payment of the Purchase Price on or before August 11, 1995;

          (c) written confirmation that the Purchaser has obtained a commitment for financing for payment of the Purchase Price and its working capital needs on terms satisfactory to the Purchaser on or before August 29, 1995.

(11) Performance of Obligations to be Performed At or Prior to Closing. Purchaser shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing Date.

(12) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement and in any documents and agreements executed and delivered by the Purchaser to complete this transaction are true and accurate as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and such representations and warranties shall be deemed to have been made on and as of the Closing Date.

The conditions contained in this Section 6 are inserted for the exclusive benefit of the Seller and may be waived in whole or in part by the Seller at any time. The Purchaser acknowledges that the waiver by the Seller of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in
Section 6 are not fulfilled or complied with as herein provided, the Seller may, on or before the Closing Date, at its option, terminate this Agreement by giving notice in writing to the Purchaser within ten days after the date on which such condition was required to be fulfilled or complied with, as herein provided, and in such event the Seller and the Purchaser shall be released from all obligations under this Agreement except for the obligations referred to in
Section 12(1) and the rights under Section 11 with respect to breaches under this Agreement which occurred prior to termination. If, on or before the Closing Date, such notice is not delivered by the Seller to the Purchaser within 10 days after the date on which such condition was required to be fulfilled or complied with then, the condition, if not fulfilled or complied with, shall be deemed to have been waived by the Seller.

SECTION 7.        ADDITIONAL UNDERTAKINGS

(1) Conduct of Business. Between the date hereof and the Closing Date, unless otherwise approved in writing by Purchaser, Seller shall use all commercially reasonable efforts to, and shall cause each of the Subsidiaries to use all commercially reasonable efforts to:

               (i) carry on its business in substantially the same manner as heretofore carried on;

               (ii) make normal accounting entries;

               (iii) preserve its business organization, keep available the services of present employees and preserve the good will of customers and others having business relationships with it;

               (iv) maintain and keep its properties and facilities in as good condition and working order as at present;

               (v) keep in full force and effect all insurance presently in effect, in the amounts now in effect, other than changes required in connection with renewals in the ordinary course of business;

               (vi) consult with Purchaser regarding all significant
                    developments, transactions and proposals relating to the transactions contemplated hereby or the business or affairs of the Subsidiaries;

               (vii) not make any material change in compensation, benefits or other terms of employment of employees or retain any new employees other than replacement employees, unless such new employees have an annual salary of $50,000 or less;

               (viii) operate its businesses in the ordinary course, except for the sale or discontinuance of its operations in France, Germany, Spain and Portugal;

               (ix) not subject any assets, property or rights to any lien, claim or encumbrance of any nature whatsoever (other than licenses and similar agreements in the ordinary course of business);

               (x) not acquire or transfer any assets, property or rights other than in the ordinary course of business and for fair value; and

               (xi) not enter into any material agreement, contract or
                    commitment of any nature whatsoever, or take any other action, other than in the ordinary course of business.

         If Seller seeks in writing the approval of Purchaser to a particular activity which may be inconsistent with the provisions of this Section 7, Purchaser must give its approval in writing or notify Seller of its disapproval within ten business days of receipt of the written request by Seller. If Seller does not receive approval or disapproval within such time period, Purchaser shall be deemed to have given approval.

(2) Undertaking of President. The Purchaser shall cause Mickey Elfenbein to execute the letter agreement attached as Exhibit H, as of the date of this Agreement.

(3)      Assignments.

          (a) Between the date hereof and the Closing Date, the Purchaser and the Seller shall each assign or cause to be assigned the agreements, litigation and intellectual property listed in Exhibit D to the respective assignees referred to in Exhibit D. The agreement assigning the litigation shall contain the following terms:

               (i) the assignee shall have full control over all aspects of the litigation;

               (ii) all costs relating to the litigation shall be born by the assignee and the assignee shall be entitled to all awards and judgments from the litigation;

               (iii) the assignee shall indemnify the assignor from any
                    liability and costs relating to the litigation; and

               (iv) the assignor shall cooperate in the defense or prosecution of the litigation if and when required by the assignee, at the expense of the assignee.

          (b) On Closing the Seller shall undertake to assign and to cause the Remaining Subsidiaries to assign to the Purchaser or its nominee, any assets of the Seller or the Remaining Subsidiaries used principally in connection with the business of the Subsidiaries;

          (c) On Closing the Purchaser shall undertake to assign and to cause the Subsidiaries to assign to the Seller or its nominee, any assets of the Purchaser or the Subsidiaries used principally in connection with the non-entertainment consumer product business of the Seller or the Remaining Subsidiaries in the United States except for the contract relating to the product known as the "pasta cooker" with Applied Development Corporation, including all rights to refund development costs.

(4) Transition Services. The Purchaser and the Seller shall and shall cause the Subsidiaries and the Remaining Subsidiaries to provide each other with such transition administrative services as may be reasonably required to effect the orderly transfer of the Shares and the division of the operations of the Seller resulting from such transfer.

(5) Subleases. At the Closing, the Purchaser and the Seller shall enter into Office and Warehouse Subleases in the form attached hereto as Exhibits F and G, subject to the consent of the landlords with respect to the premises being subleased. The Purchaser shall use commercially reasonable efforts to obtain the landlord's consent to such subleases.

(6) TCF Loan. TCF Bank has made available a $2,000,000 revolving credit facility to K-tel International (USA), Inc. ("K-tel USA") and Dominion Entertainment, Inc. ("Dominion"), and a $3,000,000 revolving credit facility to K-tel, Inc. ("K-tel, Inc."). In connection with the facilities:

               (i) Seller has guaranteed the obligations of K-tel USA and Dominion to TCF Bank;

               (ii) K-tel USA and Dominion have guaranteed the obligations of
                    K-tel, Inc. to TCF Bank; and

               (iii) Seller had pledged all of the outstanding stock of K-tel
                    USA, Dominion and K-tel, Inc. to secure performance of its obligations under its guaranty.

Seller and Purchaser shall make such arrangements mutually satisfactory to Seller and Purchaser to cause TCF Bank at or prior to Closing to:

          (a) release the pledge by Seller of the outstanding stock of K-tel, Inc., K-tel USA and Dominion and any other security agreements granted by the Seller or the Remaining Subsidiaries to TCF Bank;

          (b) release of guaranties by Seller and K-tel Inc. of the obligations of Dominion and K-tel USA to TCF Bank; and

          (c) release the guaranties of Dominion and K-tel USA of the obligations of K-tel, Inc. to TCF Bank.

(7)      Name Changes. Effective on or immediately after the Closing Date:

          (a) Purchaser shall change the names of K-tel International (USA), Inc. and K-tel Entertainment (Can) Inc. to such names as Purchaser may designate which do not include the name K-tel. Purchaser acknowledges that it shall have a right to use such names only to the extent provided in the Trademark Agreement;

          (b)  Seller shall cause Simitar Entertainment Inc.:

               (i) to transfer the right to use the name "Simitar" in Canada to Purchaser or a wholly-owned subsidiary of Purchaser designated by Purchaser pursuant to the agreement attached hereto as Exhibit E (the "Simitar Name Agreement"); and

               (ii) change its corporate name to a name which does not include the word "Simitar".

(8) Tax Election. Seller and Purchaser shall make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to have the sale of the Shares sold pursuant to this Agreement taxed as if it was an asset sale.

(9) Best Efforts. The Seller and the Purchaser shall each use their best efforts to cause the conditions set forth in Sections 4, 5 and 6 to be satisfied on a timely basis.

(10) Record License Agreement. At the Closing the Purchaser shall cause Dominion Entertainment Inc. to enter into the Record License Agreement attached hereto as Exhibit I.

SECTION 8.        CLOSING DATE AND CLOSING PROCEDURES.

(1) Closing Date. Subject to the terms and conditions set forth in this Agreement, the closing shall take place at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 10:00 a.m. on October 16, 1995, or at such other time, date or place as to which the parties hereto may mutually agree (for the purposes of this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date").

(2) Purchaser's Closing Documents. At the Closing, Purchaser shall deliver to Seller:

          (a) The Purchase Price required by Section 2 hereof in immediately available funds;

          (b) A certified copy of the resolutions of the Board of Directors of Purchaser required by Section 6(2);

          (c)  The opinion of counsel to the Purchaser required by Section 6(4);

          (d) Evidence of the surrender and cancellation of certain stock options required by Section 6(8);

          (e)  The release of guaranty contemplated by Section 6(9);

          (f) An incumbency certificate signed by a duly authorized officer of Purchaser containing specimen signatures in respect of Purchaser's incumbent officers;

          (g) Copies of the Articles of Incorporation and Bylaws of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser as being true, correct and complete copies thereof;

          (h) A current certificate of good standing for Purchaser from the Minnesota Secretary of State;

          (i)  The Trademark Agreement executed by Purchaser;

          (j)  The documents necessary to effect the name changes referred to in
               Section 7(7)(a);

          (k) The resignation of Mickey Elfenbein as an officer, director and employee of the Seller and the Remaining Subsidiaries;

          (l) Agreement terminating the consulting agreement dated January 1, 1986 between the Seller and Elex Resources, Inc.;

          (m) A certificate confirming that the Purchaser has fulfilled or complied with all of the covenants required to be performed by it under this Agreement;

          (n)  The undertaking referred to in Section 7(3)(c);

          (o)  The subleases attached as Exhibit G and H;

          (p)  The releases referred to in subsection 5(11);and

          (q) The record license agreement attached as Exhibit I executed by Dominion Entertainment Inc.

(3)      Seller's Closing Documents. At the Closing, Seller shall deliver to
         Purchaser:

          (a) Certificates representing all of the Shares, duly endorsed for transfer or accompanied by duly executed assignments separate from certificate, and such other instruments of transfer as may be necessary to assign, transfer and convey to Purchaser the assets to be transferred to it pursuant to this Agreement;

          (b)  The approvals of the Board of Directors of Seller required by
               Section 5(2) hereof;

          (c) Evidence of the approval of the shareholders of Seller required by Section 6(3) hereof;

          (d) The opinion of counsel to the Seller required by Section 5(4) hereof;

          (e)  The documents necessary to complete the name change described in
               Section 7(7)(b);

          (f) An incumbency certificate signed by a duly authorized officer of Seller containing specimen signatures in respect of Seller's incumbent officers;

          (g) Copies of the Articles of Incorporation and Bylaws of Seller, certified by the Secretary or Assistant Secretary of Seller as being true, correct and complete copies thereof;

          (h) A current certificate of good standing for Seller from the Minnesota Secretary of State;

          (i)  The Trademark Agreement executed by Seller;

          (j)  The Simitar Name Agreement executed by Simitar Entertainment
               Inc.;

          (k) The resignation of Philip Kives as an officer and director of each of the Subsidiaries;

          (l) A certificate confirming that the Seller has fulfilled or complied with all of the covenants required to be performed by it under this Agreement;

          (m)  The undertaking referred to in Section 7(3)(b);

          (n)  The subleases attached as Exhibit G and H; and

          (o)  The releases referred to in Subsection 6(9).

(4) Intercompany Accounts. The parties shall cause the net amount of intercompany accounts owing from or due to the Subsidiaries to or by K-tel and the Remaining Subsidiaries to be paid to Seller or Purchaser, as the case may be, at Closing.

(5) Letters of Credit. If any of the Subsidiaries have outstanding on the Closing Date any letters of credit for products or goods ordered by or for Seller or the Remaining Subsidiaries, Seller shall provide cash collateral to secure the reimbursement obligations upon a draw of such letters of credit.

SECTION 9.        EMPLOYEES OF PURCHASER AND SELLER.

(1) Designated Employees. On or before the Closing Date, the Seller shall deliver to the Purchaser a list of employees who will be employed by the Seller (the "Seller's Designated Employees"). The Seller's Designated Employees shall not include the employees referred to in the list of protected personnel dated May 22, 1995, provided by the Purchaser to the Seller or Jeffrey Koblick and shall include the list of employees dated June 15, 1995 provided by the Seller to the Purchaser. The employees of the Seller, the Subsidiaries and the Remaining Subsidiaries, other than the Seller's Designated Employees and Jeffrey Koblick, will become the employees of the Purchaser on the Closing Date (the "Purchaser's Designated Employees"). Notwithstanding the foregoing, the Seller shall give written notice to the Purchaser on or before August 14, 1995 if the Seller intends to include Bruce Feinstein as one of the Seller's Designated Employees.

(2) Assumption of Benefits. After Closing, each of Seller and Purchaser shall assume all accrued vacation and other compensation or fringe benefits incurred in the ordinary course of business and outstanding at Closing and owing from and after the Closing Date (other than employee stock options on Seller's stock which shall be governed by their terms) for their respective Designated Employees .

(3) No Solicitation of Employees. For a period of two years following the Closing Date, each of Purchaser and Seller agree that it will not, for whatever reason, directly or indirectly, on its own behalf or on behalf of or through itself or any entity controlling it, controlled by it or under common control with it or related to its principal shareholder or by or on behalf of any entity providing services to it or to any entity or related to its principal shareholder controlled by it or under common control with it or related to its principal shareholder, employ (directly or indirectly as a consultant or otherwise) solicit, divert or hire away, or in any manner attempt to employ (directly or indirectly as a consultant or otherwise) solicit, divert or hire away to itself or to such related entity any person who is a Designated Employee of the other party.

(4) No Employment of Former Employees. For a period of two years following the Closing Date, each of Purchaser and Seller agree that it will not, for whatever reason, directly or indirectly, on its own behalf or on behalf of or through itself or any entity controlling it, controlled by it or under common control with it or related to its principal shareholder or by or on behalf of any entity providing services to it or to any entity or related to its principal shareholder controlled by it or under common control with it or related to its principal shareholder, employ or otherwise retain the services (directly or indirectly as a consultant or otherwise) of any person who was an employee of the other party or any of its subsidiaries at any time within six months prior to such employment or retention of such person, other than Jeffrey Koblick.

SECTION 10.       TERMINATION

(1)      Events of Termination.  This Agreement may be terminated:

          (a) by either Purchaser or Seller, if any of the conditions set forth in Section 4 have not been satisfied or waived in writing on or before the Closing Date, provided that, in accordance with
               Section 4, the Purchaser or the Seller gives written notice to terminate this Agreement to the other parties prior to the Closing Date;

          (b) by the Seller, if any of the conditions set forth in Section 6 have not been satisfied or waived in writing on or before the date on which such condition is required to be satisfied, provided that in accordance with Section 6, on or before the Closing Date, the Seller gives written notice to terminate this Agreement to the Purchaser within ten days after the date on which such condition was required to be fulfilled or complied with as set forth in Section 6;

          (c) by the Purchaser if any of the conditions set forth in Section 5 have not been satisfied or waived in writing on or before the date on which such condition is required to be satisfied, provided that in accordance with Section 5, on or before the Closing Date, the Purchaser gives written notice to terminate this Agreement to the Seller within ten days of the date on which such condition was required to be fulfilled or complied with as set forth in Section 5;

          (d) by either Purchaser or Seller, if the Closing Date is not on or before November 30, 1995 (unless the failure shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

          (e)  by Seller, if:

               (i) any corporation, partnership, person, other entity or group, as defined in the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than Purchaser or any affiliate of Purchaser) (a "Person"), shall have commenced (as such term is used in Rule 14d-2(b) under the 1934 Act) a bona fide tender offer for all outstanding shares of Seller's common stock or any Person shall have made a bona fide written offer involving a merger or consolidation of Seller or the acquisition of all or substantially all of its assets;

               (ii) Seller's Board of Directors shall determine, after
                    consultation with Seller's independent financial advisors, that such offer is a material economic improvement to the Seller's shareholders when compared to the transactions contemplated by this Agreement; and

               (iii) Seller's Board of Directors determines upon the advice of its legal counsel that if they failed to recommend such offer or accept such proposal then such failure would be likely to result in a breach of the directors' fiduciary or legal duties, provided that Seller may not terminate the Agreement pursuant to this paragraph until the expiration of five (5) business days after written notice of any such offer or proposal referenced in this paragraph has been delivered to Purchaser, together with a summary of the terms of any such offer or proposal.

          (f) by Purchaser if, after the date hereof, any Person shall have commenced (as such term is used in Rule 14d-2(b) under the Act) a bona fide tender offer or exchange offer to acquire at least 25% of the then outstanding shares of Seller's common stock and thereafter Seller's Board of Directors shall have withdrawn or materially adversely modified or changed its recommendation of this Agreement to Seller's shareholders.

(2) Effect of Termination. In the event this Agreement is properly terminated as provided in Subsection 10(1), then, subject to Subsection 10(3), this Agreement shall be void and have no further force or effect and each of the parties shall be released from all obligations set forth in this Agreement, subject to Subsection 12(1) and the rights arising under Section 11 with respect to breaches under this Agreement which occurred prior to termination.

(3) Willful Breach. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party arising from such willful breach.

(4) Equitable Relief. Notwithstanding anything in this Agreement to the contrary and except as provided below, the parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 11.       INDEMNIFICATION.

(1) Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser, the Subsidiaries and their respectively officers, directors, employees and agents from, against and in respect of:

          (a) Any and all losses, liabilities, expenses or damages incurred or suffered by Purchaser or any of the Subsidiaries as a result of any and all untrue representations, breaches of any warranty or nonfulfillment of any covenant by Seller made or contained in this Agreement;

          (b) Any and all losses, liabilities, expenses or damages incurred or suffered from or after the Closing Date by Purchaser or any of the Subsidiaries by reason of consumer products sold by Seller, the Subsidiaries or the Remaining Subsidiaries prior to the Closing Date;

          (c) Any and all losses, liabilities, expenses or damages arising with respect to any litigation, agreements, intellectual property or assets assigned to the Seller pursuant to Section 7(3) of this Agreement; and

          (d) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of any matter for which Purchaser or any of the Subsidiaries is indemnified under Section 11(1)(a), (b) or
               (c) above, including legal and accounting fees and expenses.

(2) Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller, the Remaining Subsidiaries and their respective officers, directors, employees or agents from, against and in respect of:

          (a) Any and all losses, liabilities, expenses or damages incurred or suffered by Seller or any of the Remaining Subsidiaries as a result of any breaches of any covenant by Purchaser made or contained in this Agreement;

          (b) Any and all losses, liabilities, expenses or damages incurred or suffered from or after the Closing Date by Seller or any of the Remaining Subsidiaries by reason of entertainment products sold by Seller, the Subsidiaries or the Remaining Subsidiaries prior to the Closing Date;

          (c) Any and all losses, liabilities, expenses or damages arising with respect to any litigation, agreements, intellectual property or assets assigned to the Purchaser pursuant to Section 7(3) of this Agreement; and

          (d) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of the matter for which Seller is indemnified under Section 11(2)(a), (b) or (c) above, including legal and accounting fees and expenses.

(3) Procedures Concerning Claims for Indemnification. If any third party shall assert a claim, action or proceeding (a "Claim") against a party entitled to indemnification under this Section 11 (the "Indemnified Party"), the Indemnified Party shall give prompt written notice thereof to the party obligated to provide indemnification (the "Indemnifying Party") and the Indemnifying Party:

          (a)  may assume the defense of such Claim;

          (b) shall have the right to retain counsel reasonably acceptable to the Indemnified Party to represent to the Indemnified Party; and

          (c) shall pay all costs and expenses relating to the defense of the Claim, including attorneys fees. The failure to give such written notice of a Claim shall not affect the Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully the Claim. In any proceeding for such Claim, the Indemnified Party shall have the right to participate in the defense thereof and be represented, at its own expense, by counsel to be selected by the Indemnified Party, unless both the Indemnified Party and the Indemnifying Party are named parties in any such proceeding and counsel to the Indemnified Party shall advise the Indemnified Party that representation of both the Indemnified Party and the Indemnifying Party would be inappropriate under the rules of professional conduct, in which case the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of the Indemnified Party's separate counsel; provided, however, that, in any event, the Indemnified Party agrees not to settle a claim without the Indemnifying Party's prior written consent which consent shall not be unreasonably delayed, withheld or conditioned. The Indemnifying Party agrees not to settle any Claim without the prior written consent of the Indemnified Party if such settlement would have an effect on the Indemnified Party and the Indemnified Party shall not unreasonably condition, delay or withhold its consent. If the Indemnified Party unreasonably conditions, delays or withholds its consent, then the Indemnifying Party:

               (i) shall be excused from any obligation to continue such defense;

               (ii) shall be excused from any further costs and expenses for such defense; and

               (iii) shall be obligated to indemnify the Indemnified Party for the lesser of:

                    (A)  the amount of such proposed settlement; or

                    (B) the Indemnified Party's liability with respect to such Claim (including reasonable costs and expenses incurred by the Indemnified Party in pursuing the defense of such Claim) as determined by a court of competent jurisdiction or pursuant to a negotiated settlement. The Indemnified Party may settle any claim without the Indemnifying Party's prior written consent if such settlement does not affect the Indemnifying Party. If the Indemnifying Party shall, within twenty (20) days after notice of Claim by the Indemnified Party as provided above, fail to notify the Indemnified Party that it will assume the defense of such Claim, then the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and compromise or settle (exercising reasonable business judgment), the Claim or other matter on behalf of, for the account of and at the risk of the Indemnifying Party.

SECTION 12.       MISCELLANEOUS

(1) Expenses. The expenses of the transactions contemplated hereunder, including income taxes, legal, accounting, investment banking and appraisal fees, if any, shall be borne by the party incurring the expense, whether or not the transactions contemplated under this Agreement shall be consummated, except that:

          (a) one-half of the legal fees and disbursements of Kaplan, Strangis and Kaplan and the accounting fees and disbursements of Arthur, Andersen & Co. expenses incurred by the Seller in connection with the transactions referred to in this Agreement up to April 17, 1995, shall be paid by the Purchaser; and

          (b) each of the Seller and the Purchaser shall pay one-half of the costs incurred to retain Arthur Andersen & Co. to determine the amounts referred to in Section 2(1)(b) and Section 2(2)(a).

(2) Brokers' Commissions. Each party will indemnify and hold the other harmless from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by such party to bring about or to represent it in the transactions contemplated hereby.

(3) Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by either party.

(4) Severability. If any part of this Agreement is found to be invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(5) Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Minnesota as applied to agreements entered into and to be performed entirely within Minnesota between Minnesota residents.

(6) Choice of Forum. Subject to Section 12(10) below, the parties hereby submit to the jurisdiction of and waive any venue objections against, the United States District Court for the District of Minnesota and the trial courts of the State of Minnesota, in any litigation arising out of the Agreement or the Trademark Agreement and each party hereby consents to the personal jurisdiction of such courts for purposes of this Agreement, including entry or enforcement of any arbitration award or judgment.

(7) Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when:

               (i)  delivered personally;

               (ii) sent by confirmed telex or telecopy;

               (iii) sent by commercial overnight courier with written
                    verification or receipt; or

               (iv) received postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.

If to Purchaser:

                  Simitar, Inc.
                  2605 Fernbrook Lane North
                  Minneapolis, Minnesota 55447-4736
                  Attn.: Mickey Elfenbein
                  Fax: (612) 559-6885

with a copy to:

                  Leonard Street & Deinard
                  150 South Fifth Street
                  Minneapolis, Minnesota 55402
                  Attn.: Stephen DeRuyter
                  Fax: (612) 335-1657

If to a Seller:

                  K-tel International, Inc.
                  Suite O, 2605 Fernbrook Lane North
                  Minneapolis, Minnesota  55447-4736
                  Attn.:  Philip Kives, Chairman
                  Fax:  (612) 559-6815

with a copy to:

                  Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attn:  Ralph Strangis
                  Fax:  (612) 375-1143

(8) Entire Agreement. This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral.

(9) Amendment. This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement, and that is signed on behalf of both parties.

(10) Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the Trademark Agreement or the breach or alleged breach thereof shall be submitted by the parties to arbitration by the American Arbitration Association ("AAA") in the City of Minneapolis, Minnesota, under the commercial rules then in effect for the Association except as provided herein. A transcribed record shall be prepared. The AAA shall recommend three (3) arbitrators who are knowledgeable in the field in dispute. The parties shall agree upon one (1) of the three within twenty (20) days. If no arbitrator is mutually agreed upon, the AAA shall make such appointment within thirty (30) days of such failure. Each party shall have the right to request the arbitrator to order reasonable and limited discovery. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, but shall not include punitive damages against either party. Judgment on such award may be entered as provided in paragraph (6) of this Section 12, provided that nothing in this paragraph (10) shall be deemed as preventing either party from seeking relief from the courts as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other appropriate provisional remedy.

(11) Currency. All dollar amounts referred to in this Agreement are expressed in United States funds.

(12)     Survival. Sections 7(3), 7(4), 7(6), 7(7), 9, 11, 12(1), 12(2) and
         12(10) will survive the Closing of this Agreement.

(13) Assignment. This Agreement may not be assigned except with the prior written approval of the other party, which approval shall not be unreasonably withheld. Except as so provided, this Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors.

(14) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                   PURCHASER:

                                   SIMITAR, INC.

                                      By: /s/ Mickey Elgenbein




                                    SELLER:

                                    K-TEL INTERNATIONAL, INC.

                                      By: /s/ Raymond Kives
                                              Chairman



                                   EXHIBIT A

                      DESCRIPTION OF ACQUIRED SUBSIDIARIES


K-tel International (USA), Inc.
Dominion Entertainment, Inc.
U.S. Distribution Services,
K-tel Entertainment (CAN) Inc.
K-tel International Finland OY
K-tel International (FRANCE) SARL
Dominion Vertriebs, GmbH
K-tel Ireland Ltd.
K-tel International (SPAIN) SL
K-tel Entertainment (UK), Ltd.
K-tel International (Sweden) AB
K-tel Ireland (Exports) Ltd.
K-tel International GmbH



                                   EXHIBIT B

              METHOD OF CALCULATION OF THE REMAINING ASSETS VALUE

Assets

                  All assets shall be valued at actual book value calculated in accordance with generally accepted accounting principals, consistently applied as at the Closing Date, except as follows:

Inventory

1. The Inventory referred to in Schedule 1 (the "Slow Inventory") shall be valued at the amounts referred to in Schedule 1 (the "Schedule Value"). The value of the Slow Inventory shall be adjusted as follows:

          (a) If, on the first anniversary of the Closing Date (the "First Anniversary Date"), the aggregate proceeds of sale from the Slow Inventory from and after May 17, 1995, is less than the aggregate
               Schedule Value of all Slow Inventory, then the Purchaser shall pay to the Seller an amount equal to the lesser of:

               (i) the difference between the aggregate Schedule Value of all Slow Inventory, and the aggregate proceeds of sale of the Slow Inventory as at the First Anniversary Date; and

               (ii) $400,000.

          (b) If, on the First Anniversary Date, the aggregate proceeds of sale of the Slow Inventory from and after May 17, 1995 is greater than the aggregate Schedule Value of all Slow Inventory, then the Seller shall pay to the Purchaser an amount equal to all profits earned on the sale of the Slow Inventory as of the First Anniversary Date.

2. For the purposes of subsection 1(b) of this Exhibit B, the term "profit" means the proceeds of sale of the Slow Inventory minus the aggregate of:

          (a)  the Schedule Value of all of the Slow Inventory;

          (b)  8% of the proceeds of sale of the Slow Inventory sold; and

          (c) all commissions paid to third parties on the sale of Slow Inventory sold.


3. The Seller shall not sell:

          (a) any products known as the "pasta cooker" at a price lower than 90% of its Schedule Value prior to September 1, 1996; and

          (b) any other Slow Inventory at a price lower than the Schedule Value prior to the First Anniversary Date'

unless the prior consent of the Purchaser has been obtained.

4. Prior to the First Anniversary Date, the Purchaser shall be entitled to purchase all or any part of the unsold Slow Inventory from time to time at a price equal to the value of such inventory referred to in Schedule 1.

5. The Purchaser shall have a right of first refusal on the sale of all Slow Inventory , at a price and on terms such Slow Inventory would otherwise be sold to a third party, prior to the First Anniversary which right of first refusal shall be exercised within 24 hours of receipt of written notice of a proposed sale of Slow Inventory.

6. The Purchaser shall be entitled to inspect the records of the Seller relating to the sale of Slow Inventory at the premises of the Seller during normal business hours. The Purchaser shall be entitled to conduct such inspections once each quarter prior to the first anniversary of the First Anniversary Date. The Purchaser shall give the Seller ten days prior written notice of the inspection. The Purchaser shall treat such information disclosed during such inspection as confidential and shall not use it for any purpose other than to verify the payments required to be made by the Seller under this Agreement, or disclose it to any third party.

7. There shall be no obsolescence reserve with respect to inventory.


Property and Equipment

8. Property and equipment shall be valued at $68,900 as shown on Schedule 2.


Goodwill, Etc.

9. Goodwill and other intangibles shall be valued at zero.


Net Operating Losses

10. Net operating losses shall be valued at zero.


Liabilities

11. All liabilities shall be paid or assumed by the Purchaser prior to the Closing Date, except for accrued royalties payable to the Seller, K-tel International Ltd. or any of their related corporations, which shall be paid prior to Closing, and the following, which shall be valued at actual book value calculated in accordance with generally accepted accounting principals consistently applied as at the Closing Date:

          (a)  Return Reserves;

          (b) Intercompany Debt owed to the Seller, the Remaining Subsidiaries or any corporation related to Philip Kives.

12. All intercompany debt between the Subsidiaries on the one hand, and the Seller and the Remaining Subsidiaries, on the other hand, shall be paid at the Closing.




                                  EXHIBIT "B"
                                   SCHEDULE 1
                                   ----------

K-TEL CONSUMER PRODUCTS
LIST OF SLOW INVENTORY


ITEM CODE           PRODUCT DESCRIPTION                   UNITS             VALUE

FINISHED GOODS
 485680314          1-TOUCH COMBO 8" & 10"                2,545          $ 39,931
 485680330          TWIST 'N SKI                              5               102
 485680331          FIRM FLEX                                85             5,525
1111100070          SLICE-O-MATIC - SPANISH               6,600                 0
1111180082          AEROBI-SLIDE - SPANISH                1,490             8,419
2277500048          MIRACLE KLEEN                            42                 0
2277500060          FORMULA 7                               168                 0
2277500082          POWER CUTTER                            787               938
2277501013          MINI M BRUSH/SKIN PK                    222                 0
2277501160          MIRACLE ROLLER                        7,496                 0
2277504270          GOLF KING MS                            168                 0
2277508960          DRY COOKER                           13,226            33,950
2277508970          MINI FISHERMAN MS                       846                 0
2277580011          2 PIECE FOOD STORAGE                  3,423                 0
2277580014          SCRAPPY SCRUBBER BRI                  2,822                 0
2277580015          SCRAPPY SCRUBBER PUF                  3,863                 0
2277580016          4 PIECE FOOD STORAGE                     32                 0
2277580017          3 PIECE FOOD STORAGE                    485                 0
2277580023          SERVE-N-STORE BOWLS                     158                 0
2277580025          CELESTIAL NAVIGATION                     20                 0
2277580027          CONWAY TWITTY-EARLY                   3,194                 0
2277580030          SCRAPPY SCRUBBER                      7,777                 0
2277580032          RAIN GUARD                               79                 0
2277580036          WOOD BROTHERS VHS VIDEO                   7                 0
2277580037          MICRO STEAM COOKER                    5,606            17,943
2277580044          FASHION DAZZLER                         736                 0
2277580048          ROTOFLEX IN INDIVIDUAL                2,951            23,724
2277500049          THE CLAW                                  7                 0
2277580057          ROTOFLEX SYSTEM                       2,582            21,954
2277580058          ROTOFLEX BUFFING PAD SET              5,729            11,377
2277580059          ROTOFLEX COARSE DISC SET              3,138             3,664
2277580061          ROTOFLEX MEDIUM DISC SET              3,116             3,449
2277580062          ROTOFLEX FINE DISC SET                3,148             3,485
2277580063          ROTOFLEX VERY FINE D SET              4,310             4,791
2277580064          ROTOFLEX VERY FINE W SET              4,299             4,197
2277580069          THIGH TONER BULK                         15                 0
2277580076          FLEX BOARD                            2,130             1,387
2277580077          KLEENSILVER                             304               615
2277580079          FOREVER SHARP KNIFE                   4,716            20,515
2277580080          THIGH TONER PACKAGED                 11,993            67,671
2277580081          POWER STEPPER                           123                 0
2277580082          AEROBI-SLIDE                          1,363             7,693
2277580083          AEROBI-SLIDE BOOTIES                     88                 0
2277580085          25 IN 1 WONDER TOOL                   3,832            21,804
2277580087          ROTO STRIP                            3,280            12,005
2277580089          KLEENSILVER REFILL                    2,789             3,930
2277580100          FAMILY SIZE MICRO STEAM               2,783            14,110
2277580101          BUTTONMATE                            2,088             2,694
2277580107          25 IN 1 WONDER TOOL                   4,069            24,170
2277580109          LOBSTER LAB                           2,293            48,595
2277580111          MULTI KLEENER MOP                        60               390
2277580115          MULTI KLEENER REPLACEMENT                27                81
2277580118          VAC-U-SAVE                            2,658            16,975
2277580119          LOBSTER LAB CAVE                          4                88
2277580125          AMBERGUARD SUNGLASSES                 2,484             2,409
2277580195          SRX-11                               29,574            92,501
2277580198          PASTA MAKER                          24,701           796,768
2277580206          PUMP 'N SEAL                              8                 0
2277580251          BUTTONMATE ACCESSORIES                    3                 0
2277580601          MOTOBRELLA MS                             7                 0
8255100096          AEROBI-SLIDE FRENCH/ENG               2,310                 0
                                                                       $1,317,850

PARTS
   2277501200       POWER CUTTER DISPLAY                    497           $     0
 485680303001       BULK 1-TOUCH 8" ADJUST                2,455            17,406
 485680303002       1-TOUCH 8" ADJUST WR                  1,000                40
 485680304001       BULK 1-TOUCH 10" ADJUST               2,455            20,303
 485680304002       1-TOUCH 10" ADJUST WR                 1,000                40
 485680314001       COMBO 8" & 10" ADJ WR                   205                61
2277500070005       SLICE-O-MATIC CORRUG                    825                 0
2277500070006       SLICE-O-MATIC 12 PAC                    745                 0
2277500070007       SLICE-O-MATIC 24 PAC                    135                 0
2277500070009       SLICE-O-MATIC D/O PROD                6,490                 0
2277500070011       SLICE-O-MATIC GRATE                   3,190                 0
2277500070012       SLICE-O-MATIC BASE M                  1,141                 0
2277500070013       SLICE-O-MATIC TEND                    2,960                 0
2277500070016       SLICE-O-MATIC PIZZA                   5,640                 0
2277500070017       SLICE-O-MATIC SPANISH                 3,400                 0
2277500070018       SLICE-O-MATIC ENG/SP                    416                 0
2277501007112       12 MASTER MIR BRUSH BOXED             2,260                 0
2277501010006       FLAT HEAD OVAL MIR BRUSH             14,106                 0
2277501010007       FOAM PAD / MIRACLE BRUSH            210,000                 0
2277501010008       MIRACLE BRUSH CLOTH                  34,560                 0
2277501010112       12 MASTER/MIR BRUSH (OBS)               273                 0
2277501012002       MIRACLE BRUSH SKIN C                  2,080                 0
2277501012106       6 MASTER/MIRACLE BRUSH                5,175                 0
2277501012112       12 MASTER/SKIN MIR BRUSH              2,598                 0

ITEM CODE           PRODUCT DESCRIPTION                   UNITS              VALUE
2277501013003       MINI MIRACLE BRUSH                    3,716                 0
2277501013112       12 MASTER/M MIR BR SKIN M             1,474                 0
2277501130001       MIRACLE SWEEPER INDI                  4,070                 0
2277511130002       MIRACLE SWEEPER INSERT                  750                 0
2277501130006       MIRACLE SWEEPER POLY                    283                 0
2277501130007       MIRACLE SWEEPER TOP                     211                 0
2277501130008       MIRACLE SWEEPER BOTTOM                  950                 0
2277501150004       MIRACLE ROLLER SKIN                   3,120                 0
2277508960001       DRY COOKER CARTONS                      420                 0
2277508960001       DRY COOKER PART                         150                 0
2277580057001       ROTOFLEX METAL CLAMP                  4,500            10,301
2277580057002       ROTOFLEX FLEXIBLE DI                     50               102
2277580057003       ROTOFLEX VELCRO PADS                  3,924             2,819
2277580057004       ROTOFLEX INSTRUCTION                 21,464                 0
2277580057005       ROTOFLEX WARRANTY CARDS              19,564                 0
2277580057006       ROTOFLEX TRAY MS                     10,100             1,256
2277580057007       ROTOFLEX INDIVIDUAL                  10,760             4,775
2277580057008       ROTOFLEX 4 PACK MAST                  3,741             1,283
2277580057009       ROTOFLEX SINGLE MAI                   1,280               211
2277580057010       ROTOFLEX RE-ORDER FORM               43,364                 0
2277580057011       ROTOFLEX ALLEN WRENCH                14,739                 0
2277580057012       ROTOFLEX BLISTER CARDS                2,869               648
2277580057013       ROTOFLEX BLISTER CARDS                1,250               282
2277580057014       ROTOFLEX BLISTER CARDS                1,749               395
2277580057015       ROTOFLEX BLISTER CARDS                2,867               647
2277580057016       ROTOFLEX BLISTER CARDS                2,763               624
2277580057017       ROTOFLEX BLISTER CARDS                1,250               282
2277580057018       ROTOFLEX PLASTIC FOR SANDING             44                 5
2277580057019       ROTOFLEX PLASTIC FOR BUFFING          2,119               246
2277580076001       FLEXBOARD MASTER CARTON                 410                 0
2277580056002       HOOK TABS FOR FLEXBOARD               6,000                 0
2277580076003       FLEXBOARD 4 COLOR SH                 17,025                 0
2277580077004       KLEENSILVER RE-ORDER                  3,515                 0
2277580077012       KLEENSILVER MEASURING                 3,415               171
2277580077013       KLEENSILVER 32 OZ BOX                 1,996               812
2277580077014       KLEENSILVER MASTER                      100                 0
2277580077015       KLEENSILVER REFILL MASTER               399               150
2277580077016       KLEENSILVER 32 OZ IN                  2,289               168
2277580077017       KLEENSILVER ALUMINUM                  1,600                 0
2277580077018       KLEENSILVER INDIVIDUAL                3,450                 0
2277580077019       KLEENSILVER REFILL                    6,750             1,701
2277580080001       THIGH TONER PURPLE T                 27,472             9,718
2277580080003       THIGH TONER SPRINGS                  13,897             1,499
2277580080004       THIGH TONER INSERTS                   5,972               961
2277580080005       THIGH TONER 10 X 5/8                 35,816               408
2277580080006       THIGH TONER 10-24 1                   4,186                32
2277580080007       THIGH TONER 10-24 HE                  5,553                30
2277580080008       THIGH TONER #10 WASHER                3,350                 6
2277580080009       THIGH TONER 5/16 WASHER              39,937               281
2277580080010       THIGH TONER PIVOT SL                  5,206               798
2277580080011       THIGH TONER CAPS MS                   2,022               284
2277580080012       THIGH TONER SLEEVES                  14,132             3,180
2277580080015       THIGH TONER BASES MS                 13,932             1,428
2277580080016       THIGH TONER COVERS M                 10,962             1,124
2277580080022       THIGH TONER LABELS                    1,872               108
2277580080023       THIGH TONER INSTRUCTIONS              8,500                 0
2277580080024       THIGH TONER 6 PACK MASTER             1,156             1,138
2277580080025       THIGH TONER RETAIL BOX                5,472             3,241
2277580080100       THIGH TONER MAILER M                  5,000                 0
2277580082001       AEROBI-SLIDE / DIE CUT                  250                 0
2277580082002       AEROBI-SLIDE / RUBBER 8               2,260                 0
2277580082003       AEROBI-SLIDE / END SETS               4,536                 0
2277580082005       AEROBI-SLIDE / BOOTIES               33,772                 0
2277580082011       AEROBI-SLIDE / INSTRUCTIONS           1,875                 0
2277580082012       AEORBI-SLIDE INST FRENCH/ENG          4,510                 0
2277580082013       AEROBI-SLIDE INST SPAN/ENG            3,000                 0
2277580082014       AEROBI-SLIDE INST SPANISH             2,340                 0
2277580082015       AEROBI-SLIDE BOOTIE I                 7,125                 0
2277580091001       ROTOFLEX SANDING DISC-COARSE         27,395             6,148
2277580091002       ROTOFLEX SANDING DISC-MEDIUM         26,959             6,050
2277580091003       ROTOFLEX SANDING DISC-FINE           44,089             9,954
2277580091004       ROTOFLEX SANDING DISC-X-FINE         13,142             2,949
2277580091005       ROTOFLEX SANDING DISC-ULTRA          11,883                30
2277580091006       ROTOFLEX BUFFING PADS                11,180            11,377
2277580101001       BUTTONMATE 12 PACK MASTERS              174                 0
2277580195003       BRX-11 SPONGES                          800               600
2277580601001       MOTOBRELLA HOOK MS                    3,040                 0
2277580601002       MOTOBRELLA VELCRO                       700                 0
2277580601005       MOTOBRELLA #10 X 5/8                 10,752                 0

                                                                         $126,072

TOTAL SLOW INVENTORY                                                   $1,443,922





                                  EXHIBIT "B"
                                   SCHEDULE 2

K-TEL
CONSUMER PRODUCTS COMPANIES
FIXED ASSETS
                                                          Quantity         Value


All old video tapes/including vault items                                $     -
 related to the Consumer Products Division
Supplies: Assorted office supplies-existing                              $     -
 inventory related to the Consumer Products Division
Supply cabinets (black, 6' high x 3.5' wide)                  3          $   250
Filing cabinets-general and personal                         24          $ 1,500
Credenzas                                                     8          $   750
Executive desks                                               8          $ 1,250
Desks-other                                                  10          $ 1,250
Executive and secretarial chairs                             18          $   900
Side chairs (2) and small table for 8 offices                 8          $   500
Simitar computers- Personal computer tower 486/33             1
Simitar computers- TM tower 386/40                            1
Simitar computers- Printers-Okidata                           2
Simitar computers- Workstations                              15        --$ 6,250
Simitar computers- Unix operating system                      1
 software 486/33
Simitar computers- Novell Software 386/40                     1
Simitar phone system                                          1          $ 2,500
Fax machine                                                   1          $   100
Copier    (on lease)                                          1          $     -
Light box                                                     1          $     -
Drafting table                                                1          $     -
Creative computer (quadra 650)                                1          $   750
Gold records                                                  6          $     -
Company pictures                                              3          $     -
TV/VCR with PAL, NTSC capability                              1          $   750
Forklifts                                                     2          $ 1,500
Hand Jacks                                                    3          $   250
Office partitions--all current partitions at                 20          $   500
 Medina Road building
Conference table                                              1          $   250
Conference room chairs                                        8          $   250
Show booth-old                                                1          $     0
Glass coffee table-lobby                                      1          $     -
Freiden parcel post scale/system                              1          $     -
Letterhead/stationery and all K-tel forms                                $     -
Molds for existing/old products                                          $     -
CPD contracts/right/legal papers                                         $     -
CPD HR files                                                             $     -
K-tel building sign                                                      $     -
Postage meter                                                            $     -

Warehouse Racking (470 linear feet, single row,                          $     0
 three high racking)
                                                 Subtotal                $19,500

Apple computer peripherals:
Upgrade to 40 MB Ram                                              $       625
Monitor                                                           $       250
Keyboard                                                          $        50
512 VRam                                                          $        25
Syquest 88 MB Drive                                               $       200
Optical Drive                                                     $       250
Laserwriter (Printer)                                             $     1,000
Colorpoint Printer (Selko)                                        $     2,500
Color Scanner                                                     $     1,500
Weldotron L Bar Sealer with Conveyor                              $         -
Simitar Open System accounting software                           $         -
Simitar creative software                                         $         -
All packaging, sales material, operating negative and             $         -
 artwork relating to the Consumer Product Division
 and its Products                                Subtotal         $     6,400

                                                    Total         $    25,900
Show booth-new                                                    $    43,000
                                              GRAND TOTAL         $    68,900




                                   EXHIBIT C
                              TRADEMARK AGREEMENT

                  THIS AGREEMENT, made effective as of the closing date, which is the _______ day of _______________, 1995 between K-TEL INTERNATIONAL, INC., a Minnesota Corporation ("K-TEL"), K-TEL INTERNATIONAL LTD., a Manitoba Corporation ("K-tel Ltd.") SIMITAR, INC., a Minnesota Corporation (" SIMITAR"), K-TEL INTERNATIONAL (USA), INC. ("K-tel (USA)"), a Minnesota Corporation and K-TEL ENTERTAINMENT (CAN) INC., a Manitoba Corporation ("K-tel (Can)").

                  WHEREAS, SIMITAR has acquired the packaged consumer entertainment business (music and video) of K-TEL; and

                  WHEREAS, SIMITAR desires to market and distribute Consumer Entertainment Product(s) (as defined below) using certain of the tradenames and trademarks of K-TEL;

                  NOW, THEREFORE, in consideration of SIMITAR'S purchase of the entertainment business of K-TEL, and in consideration of the mutual agreements contained herein, and for One Dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Definitions.

     (a) Consumer Entertainment Product(s) means films, videos and recorded music products, sheet music, tape and book packages, CD-ROM disks, computer software, video CD's, 3DO disks, CDI disks, or any other format, whether known or unknown at this time, and whether sold as albums, cassettes, books, floppy disks, hard disks, compact disks, optical disks, or any other media, on-line computer distribution or any other electronic or digital distribution system whether such media or distribution system is known or unknown at this time.

     (b) K-TEL Marks means the name and mark "K-TEL" and the combination mark, which consists of the "K-TEL" mark and the "K-logo" mark used together (the "K-logo" mark and the combination mark both being shown on Schedule 1 attached hereto) which marks are registered in the jurisdictions listed in Schedule 1.

     (c) "Former Soviet Block Countries" means all countries formerly forming part of the Union of Soviet Socialist Republics and the former "Warsaw Pact" including, without limitation, Poland, Hungary, Czech Republic, Slovakia and the former Yugoslavia, Romania and Cuba but excluding East Germany.

     (d) Term. The "Term" of this Agreement shall be for a period of eight (8) years from the date hereof.

     (e) Other Product(s) means all products and services other than Consumer Entertainment Product(s) as defined in paragraph l(a) above.

2. K-TEL Marks, Territory, Exclusivity and Term. Subject to the existing third party licenses of the K-TEL Marks in effect at the execution of this Agreement, as set out in Schedule 2 to this Agreement, which licenses shall remain in force until the end of their respective terms (including any renewals thereof), the parties agree as follows:

     (a)  United States:

          (i) SIMITAR and its sublicensees shall, subject to Paragraph 2(a)(ii) below, have the following rights and licenses to use the K-TEL Marks, as a brand or product mark only but not for use as part of a corporate or trade name, for Consumer Entertainment Product(s) in the United States:

               (A) the exclusive right to release, manufacture distribute, market, promote, sell and license any new and existing Consumer Entertainment Product(s) under the K-tel Marks for the first four (4) years of the Term; and

               (B) the non-exclusive right to sell off under the K-TEL Marks, any inventory manufactured under paragraph 2(a)(i)(A) and not sold under paragraph 2(a)(i)(A) together with customer returns beginning with the fourth anniversary of the date hereof and through the eighth anniversary of the date hereof.

          (ii) K-TEL shall, however, retain the right to use the K-TEL Marks to distribute, market, promote and sell Consumer Entertainment Product(s) in the United States via direct response advertising. K-TEL will be prohibited from selling Consumer Entertainment Product(s) under the K-TEL Marks through any distribution means other than direct response advertising and from granting any rights to use the K-tel Marks for Consumer Entertainment Products to any third party during the first four (4) years of the Term.

          (iii) K-TEL shall retain the right to use the K-TEL Marks for all other purposes and for Other Product(s) in the United States.

          (iv) K-tel (USA), shall have the non-exclusive right to continue to:

               (A) manufacture Consumer Entertainment Products currently manufactured by it as of the date of this Agreement, bearing the legend "distributed by K-tel International, (USA) Inc.", for the first two years of the Term; and

               (B) sell its current inventory of Consumer Entertainment Products as of the date of this Agreement and any Consumer Entertainment Products manufactured under subparagraph 2(a)(iv)(A) bearing the legend "distributed by K-tel International, (USA) Inc.", for the first four years of the Term.

     (b)  Mexico, Canada and Asia

          (i) SIMITAR and its sublicensees shall have the following non-exclusive right and license to use the K-TEL Marks, as a brand or product mark only and not for use as part of a corporate or trade name for Consumer Entertainment Product(s), in Mexico:

               (A) the non-exclusive right to release under the K-tel Marks any new Consumer Entertainment Products for the first three (3) years of the Term;

               (B) the non-exclusive right to manufacture new Consumer Entertainment Products, but only during the first four (4) years of the Term;

               (C) the non-exclusive right to distribute, market, promote, sell and license under the K-TEL Marks, any new Consumer Entertainment Product(s) for the first four (4) years of the Term; and

               (D) the non-exclusive right to sell off under the K-TEL Marks, any inventory manufactured under paragraph 2(b)(i)(B) and not sold under paragraph 2(b)(i)(C) together with customer returns beginning on the fourth anniversary of the date hereof and through the eighth anniversary of the date hereof.

          (ii) Simitar and its sublicensees shall have a non-exclusive right and a license to use the K-tel Mark for Consumer Entertainment Products in Asia and Canada, as a brand or product mark only and not for use as part of a corporate or trade name as follows:

               (A) the non-exclusive right to release, manufacture, distribute, market, promote, sell and license new Consumer Entertainment Products for the first two years of the Term;

               (B) the non-exclusive right to sell off under the K-tel Marks any inventory manufactured under paragraph 2(b)(ii)(A) and not sold under such paragraph together with customer returns beginning on the second anniversary of the date hereof and through to the fourth anniversary of the date hereof.

          (iii) K-TEL shall retain the right to use the K-TEL Marks for Consumer Entertainment Products and all other purposes and for all Other Products in Mexico, Asia and Canada.

          (iv) K-tel Entertainment (Can) Inc. shall have the non-exclusive right to continue to:

               (A) manufacture Consumer Entertainment Products currently manufactured by it as of the date of this Agreement, bearing the legend "distributed by K-tel Entertainment (Can) Inc." for the first two years of the Term; and

               (B) sell its current inventory of Consumer Entertainment Products as of the date of this Agreement and any Consumer Entertainment Products manufactured under sub paragraph 2(b)(iv)(A) bearing the legend "distributed by K-tel Entertainment (Can) Inc.", for the first four years of the Term.

     (c)  Europe, Former Soviet Block Countries, Middle East and Africa.

          (i) K-TEL shall assign, sell, transfer and convey and does hereby assign, sell, transfer and convey to SIMITAR, K-TEL's entire right, title and interest, and SIMITAR shall own and have the exclusive right in perpetuity to the K-TEL Marks, the goodwill and the business associated therewith, and all uses thereof in Europe, all Former Soviet Block Countries, Middle East and Africa (including, without limitation, rights to the word "K-tel" as part of a corporate or business name). K-TEL further agrees, at SIMITAR's expense, to execute such documents as SIMITAR may request to memorialize this assignment, sale, transfer and conveyance.

          (ii) K-TEL shall have a non-exclusive right and license to use the K-TEL Marks for Other Products and the word "K-tel" as part of a corporate or business name in the Soviet Block Countries, Middle East and Africa as follows:

               (A) the non-exclusive right to manufacture, distribute, market, promote, sell and license Other Products for the first four
                    (4) years of the Term;

               (B) the non-exclusive right to sell off under the K-tel Marks, any remaining inventory of Other Products during the last four years of the Term. Remaining inventory shall mean all inventory of Other Product(s) owned by K-TEL, K-5 Leisure Products, Inc. ("K-5 "), K-TEL Ltd., or related parties at the end of the first four (4) year period of the Term. World wide sales of K-TEL, K-5, K-TEL Ltd. or related parties shall be counted against remaining inventory during the four
                    (4) year inventory sell-off period.;

          (iii) Subject to Subsection 2(k), K-tel shall have a non-exclusive right and license to use the K-tel Marks for Other Products in Europe and, subject to Subsection 2(e)(iii) the word "K-tel" as part of a corporate or business name in Europe as follows:

               (A) the non-exclusive right to manufacture, distribute, market, promote and sell Other Products for the first two (2) years of the Term;

               (B) the non-exclusive right to sell off under the K-tel Marks, any remaining inventory of Other Products during the two years of the Term beginning on the second anniversary of the date of this Agreement and terminating on the fourth anniversary of the date of this Agreement. Remaining inventory shall mean all inventory of Other Product(s) owned by K-TEL, K-5 Leisure Products, Inc. ("K-5"), K-TEL Ltd., or related parties at the end of the first two (2) year period of the Term. World wide sales of K-TEL, K-5, K-TEL Ltd. or related parties shall be counted against remaining inventory during the two (2) year inventory sell-off period.

          (iv) During the first four years of the Term, Simitar shall not sell, transfer, assign or otherwise dispose of any interest in the K-Tel Marks in Europe, all Former Soviet Block Countries, the Middle East or Africa, or any part thereof, except:

               (A) licenses granted in the ordinary course of business to use the K-tel Marks to advertise, market or Sell products; and

               (B) grants of security interests in the K-tel Marks as security for, or sales, transfers and other assignments of the K-tel Marks in connection with the financing required by Simitar to complete the agreement of purchase and sale between Simitar and K-tel dated as of June 28, 1995 (the "Agreement of Purchase and Sale")

               unless SIMITAR has first offered to sell the interest to K-tel as follows:

               (C) If SIMITAR receives a bona fide offer from an arm's length third party to acquire an interest in the K-tel Marks, in the territories referred to in this Paragraph, 2(c)(iv), which it intends to accept, then, SIMITAR shall notify K-TEL in writing and provide K-TEL with a copy of the offer;

               (D) K-TEL shall have thirty (30) days after receipt of such notice and offer to exercise its right of first refusal to acquire the interest in the K-TEL Mark on terms the same as the proposed offer by giving SIMITAR written notice thereof;

               (E) In the event K-TEL does not exercise its right of first refusal, then SIMITAR may proceed to accept the original offer within ninety (90) days after the expiration of K-TEL's right of first refusal as to such original offer on such terms;

               (F) In the event the original offer received by SIMITAR is not accepted within said 90-day period, then K-TEL's right of first refusal shall continue to apply;

               (G) The right of first refusal under this paragraph shall not apply to any sale of Dominion Vertriebs and GmbH or K-tel International (SPAIN) SL and any assignment of rights to use the K-tel Marks in connection with such sales.

     (d)  Rest of the World.

          K-TEL shall retain all rights to use of the K-TEL Marks for all purposes and for both Consumer Entertainment Product(s) and Other Product(s) in all other countries and territories not identified or listed above.

     (e)  Use of Corporate Name.

          (i) Except as otherwise provided in Section 2(c), K-tel shall retain all rights throughout the world, to use the word "K-tel" as part of a corporate name (except with respect to the territories subject to Section 2(c)) and to produce and sell products marked with the legend "distributed by" or "manufactured by" entities using the word "K-tel" as part of their name, provided that the words "K-tel shall not be printed on any Consumer Entertainment Products distributed by K-tel in the United States in larger than 14 point type;

          (ii) Except to the extent K-tel retained rights in Section 2(c), neither K-tel nor any of its affiliates shall produce or sell products in the territories subject to Section 2(c) marked with any reference to the word "K-tel";

          (iii) The right to use the word "K-tel" as part of a corporate or business name in Europe the Former Soviet Block, the Middle East and Africa is restricted to the distribution, marketing, promotion and sale of Other Products by K-tel to customers in those territories. K-tel shall not be entitled to use the word "K-tel" as part of a corporate or business name of a corporation or business having a place of business in Europe, the Former Soviet Block, the Middle East and Africa.

     (f)  Protection of K-TEL Marks.

          SIMITAR agrees that it will notify K-TEL promptly upon determining that any person or entity has engaged in an unauthorized use of or has infringed upon the K-TEL Marks in any territory for which K-TEL retains rights to the K-TEL Marks. At the request and expense of K-TEL, SIMITAR will cooperate with K-TEL in the filing, prosecution, maintenance and enforcement of any applications for registration of the K-TEL Marks filed by K-TEL. SIMITAR shall notify K-TEL of any adverse use of the K-TEL Marks or other designation similar to any trademarks or "logos" owned and/or controlled by K-TEL, of which SIMITAR is or becomes aware.

     (g)  Trademark Quality Assurance

          (i) A party to this Agreement, who is exercising or who seeks to exercise a right and license to use the K-tel Marks, under paragraphs 2(a), 2(b), 2(c) and 2(d) of this Agreement, agrees that each product which is sold under the K-tel Marks shall always be of a high quality and shall be sold, advertised, marketed and promoted in a manner to maintain the current image of quality and the fine reputation enjoyed by the K-tel marks. More specifically, the party shall only sell, advertise, market and promote products under the K-tel Marks that are of a quality that is equal to or exceeds the quality of comparable products, or types of products currently being marketed and sold under the K-tel Marks.

          (ii) If the party wishes to sell, market, advertise and promote a product under the K-tel Marks that will have a lower quality (herein referred to as the "Different Products") than that of comparable products, or types of products, currently being marketed under K-tel Marks, then the party agrees to submit representative samples of the Different Products (herein referred to as the "INITIAL SAMPLES" to the other party for approval before manufacture of the Different Products commences. Recognizing that time is very critical in successfully introducing all products into the marketplace, the other party agrees to inspect expeditiously the INITIAL SAMPLES and to notify the party whether the quality of the INITIAL SAMPLES is approved within ten (10) days of the receipt of the INITIAL SAMPLES and if not approved, to advise the party, in writing, of any and all corrections reasonably required to be made in order for the INITIAL SAMPLES to be approved. Failure of the other party to so notify and advise the party within this ten (10) day period shall be deemed to constitute approval by the other party of the INITIAL SAMPLES. The other party further agrees to consult and cooperatively work with the party in making INITIAL SAMPLES that can be approved by the other party.

          (iii) After the other party has approved the quality of the INITIAL SAMPLES, the party shall have the right to sell, advertise, market and promote the Different Products, under the K-tel Marks, that meet or exceed the quality of the corresponding INITIAL SAMPLES. The party agrees that it will not knowingly use the K-tel Marks for or in connection with the sale, advertisement, marketing and promotion of a Different Product whose quality does not meet or exceed the quality of the corresponding approved INITIAL SAMPLES.

          (iv) The party agrees that any advertisement and promotional materials for products sold under K-tel Marks shall be done with the same good taste and quality as current advertisements and promotional materials for products currently sold under the K-tel Marks.

     (h)  Ownership of K-TEL Marks

          (i) Except for the territories identified and listed in paragraph 2(c) above, K-TEL expressly reserves the sole and exclusive ownership of the K-TEL Marks. Any rights in and to the K-TEL Marks which are not specifically granted to SIMITAR hereunder are expressly reserved by K-TEL.

          (ii) In the Territories and countries identified and listed in paragraph 2(c) above, SIMITAR shall be the sole and exclusive owner of the K-TEL Marks. Any rights in and to the K-TEL Marks in such Territories and countries are expressly reserved by SIMITAR.

     (i)  Actions Upon Expiration of the Term of this Agreement.

          Upon the expiration of the term of any license hereunder, with respect to the K-TEL Marks, SIMITAR agrees to execute and deliver to K-TEL, without additional consideration, a document assigning to K-TEL all of SIMITAR'S rights, if any, in and to the K-TEL Marks. In the event SIMITAR fails to execute and deliver such document, K-TEL shall have the right to execute the same as SIMITAR'S attorney-in-fact, and SIMITAR does hereby irrevocably appoint K-TEL its true and lawful attorney-in-fact only for the purpose of executing such document. K-TEL makes the same agreements and appointment with respect to any license or right which K-TEL may exercise under paragraph 2(c)(ii).

     (j)  Slow Inventory

          Notwithstanding the provisions of this paragraph 2, K-tel shall be entitled to sell the Slow Inventory (as defined in the Agreement of Purchase and Sale throughout the world without restriction).

     (k) The rights referred to in Section 2(k) shall cease 60 days after the day that Philip Kives, his spouse and/or children or a trust established for the principal benefit of Philip Kives, his spouse and/or his children cease to directly or indirectly control K-tel.

     3.   Representations and Warranties

     (a) K-TEL Representations and Warranties. K-TEL represents and warrants that in all territories and countries where K-TEL has a registration(s) for the K-TEL Marks, or some of them, as indicated on attached Schedule 1, it owns or has a license to all rights granted and/or assigned to SIMITAR in this Agreement to the extent covered by these Registrations, including without limitation the trademark rights in the K-TEL Marks, free of all claims of any kind except as disclosed to SIMITAR on Schedule 3 hereto, and that it has not granted to any other person any right granted to SIMITAR under this Agreement or executed any agreement in conflict with this Agreement, except as disclosed in Schedule 2.

     (b) SIMITAR Representation and Warranties. Except as otherwise provided herein, SIMITAR represents and warrants that it will not, directly or indirectly, at any time do or cause to be done any act or thing disputing, attacking or in any way impairing or tending to impair K-TEL'S right, title or interest in and to the K-TEL Marks and/or in and to any rights licensed to SIMITAR under this Agreement.

     4.   Indemnification

     (a) Indemnification by K-TEL. K-TEL shall defend and hold SIMITAR and its officers, directors, customers and agents harmless from and against any suit, claim or proceeding brought against SIMITAR, its officers, directors, customers or agents and any and all costs and awarded damages (including court costs, attorneys' fees and litigation expenses for any trial and related appeal) which (i) result from, arise in connection with or relate in any way to any breach by it of its representations and warranties contained in this Agreement, or
          (ii) are based on any misappropriation or infringement claim of any third party with respect to the use of the K-TEL Mark(s), other than and except for those claims arising out of any activities of SIMITAR which are in breach of its obligations under this Agreement.

     (b) Indemnification by SIMITAR. SIMITAR shall defend and hold K-TEL and its officers, directors, customers and agents harmless from and against any suit, claim or proceeding brought against K-TEL, its officers, directors, customers or agents and any and all costs and awarded damages (including court costs, attorneys' fees and litigation expenses for any trial and related appeal) which (i) result from, arise in connection with or relate in any way to any breach by it of its representations and warranties contained in this Agreement, or
          (ii) are based on any misappropriation or infringement claim of any third party with respect to the K-TEL Marks arising out of any activities of SIMITAR which are in breach of its obligations under this Agreement.

     5.   Termination.

          This Agreement shall not be subject to termination for any reason whatsoever with respect to the rights assigned, transferred, sold and conveyed in paragraph 2(c)(i) hereof, without the written and signed agreement of K-TEL and SIMITAR.

     (a) Causes of Termination. With respect only to the rights and licenses other than those conveyed pursuant to paragraph 2(c)(i) above, this Agreement may be terminated with respect to a specific right or license granted for a specific country or territory herein identified or listed, by the non-defaulting party as follows:

          (i) Effective immediately upon delivery of written notice of such termination, if a material breach of this Agreement with respect to a specific right or license in a specific country or territory has occurred and reasonably prudent and effective measures have not been taken to cure the breach by the breaching party within thirty (30) days after receiving written notice of the breach;

          (ii) Effective immediately upon delivery of written notice of such termination, if in a specific country or territory and for any reason a party ceases to conduct its business in such country or territory in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors and such proceeding is not dismissed within 60 days of its filing;

          (iii) Effective 10 days after delivery of written notice, if a claim of misappropriation or infringement of a third party right cannot be reasonably avoided or cured; or

          (iv) Effective immediately upon delivery of a written notice of termination, if any right granted by a party under this Agreement is attached or levied upon by a creditor or claimant of the party, and such attachment or levy is not released within 10 days after receipt of written notice thereof.

     (b)  Effect of Termination.

          (i) Upon termination of a specific license for a specific country or territory under this Agreement, all of a party's prospective rights with respect thereto shall cease immediately. Termination shall not affect the rights of any customers or sublicensees of SIMITAR, including end-users, who have ordered the licensed products prior to the effective date of such termination, nor shall it affect SIMITAR'S specific rights or licenses in those countries and territories for which the termination does not apply.

          (ii) Upon termination, if the license for the K-TEL Marks in a specific country or territory has been terminated, SIMITAR shall not have the right to sell off existing inventory bearing the K-TEL Marks in such specific country or territory.

     6.   Right of First Refusal.

          SIMITAR shall have a right of first refusal regarding any assignment of the K-TEL Mark for (a) Consumer Entertainment Products in the United States, Mexico and Canada for the first four years of the Term and (b) Other Products in any country in which Simitar does not have the exclusive right to use the K-tel Marks for Other Products for the first four years of the Term as follows:

          (i) In the event K-TEL receives a bona fide offer from an arm's length third party to acquire an interest in the K-TEL Marks in the territories and for the products referred to in paragraphs 6(a) or (b); K-TEL shall notify SIMITAR in writing and provide SIMITAR with a copy of the offer; and

          (ii) SIMITAR shall have thirty (30) days after receipt of such notice, and offer to exercise its right of first refusal to acquire the interest in the K-TEL Mark on terms the same as the proposed offer by giving K-TEL written notice thereof;

          (iii) In the event SIMITAR does not exercise its right of first refusal, then K-TEL may proceed to accept the original offer within ninety (90) days after the expiration of SIMITAR's right of first refusal as to such original offer on such terms;

          (iv) In the event the original offer received by K-TEL is not accepted within said 90-day period, then SIMITAR's right of first refusal shall continue to apply.

     7.   General

     (a) Waiver. No term or provision of this Agreement will be considered waived by any party, and no breach excused by any party, unless such waiver or excuse is in writing and signed on behalf of the party against whom the waiver is asserted.

     (b) Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

     (c) Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to arbitration by the American Arbitration Association ("AAA") in the City of Minneapolis, Minnesota under the commercial rules then in effect and modified as provided herein. A transcribed record of any proceeding shall be prepared. The AAA shall recommend three arbitrators who are knowledgeable in the field in dispute. The parties shall agree upon one of the three arbitrators within 20 days. If no arbitrator is mutually agreed upon, the AAA shall appoint one of the three arbitrators within 30 days. Each party shall have the right to request the arbitrator to include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, but shall not include punitive damages. Judgement on such award may be entered as provided in paragraph (e) of this Section. Any party may seek relief from the courts as necessary to protect its name, proprietary information, trade secrets, know-how or any other appropriate provisional remedy.

     (d) Choice of Law. This Agreement and any arbitration conducted under paragraph 7(c) herein will be governed by and construed in accordance with the substantive, procedural and evidentiary laws and rules of the State of Minnesota.

     (e) Choice of Forum. Subject to paragraph 7(c), the parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the District of Minnesota and the trial courts of the State of Minnesota, in any litigation and/or arising out of this Agreement, and each party hereby consents to the personal jurisdiction of such courts for purposes of this Agreement, including entry of enforcement of any arbitration award or judgment.

     (f) Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (i) delivered personally,
          (ii) sent by mail, confirmed telex or telecopy, (iii) sent by commercial overnight courier with written verification or receipt, or
          (iv) received postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this paragraph.

If to K-TEL:
                                              K-TEL INTERNATIONAL, INC.
                                              2605 Fernbrook Lane North,
                                              Suite O
                                              Minneapolis, Minnesota. 55447-4736
                                              Attn:  Philip Kives, Chairman
                                              Fax:  (612) 559-6815
If to SIMITAR:
                                              SIMITAR, INC.
                                              2605 Fernbrook Lane North
                                              Minneapolis, Minnesota  55447-4736
                                              Attn:  Mickey Elfenbein, President
                                              Fax:  (612) 559-6815

     (g) Entire Agreement. This Agreement, including all exhibits, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral.

     (h) Amendment. This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of all parties.

     (i) Survival. Paragraph 2(c)(i), 3 and 4 will survive the termination of this Agreement.

     (j) Assignment. Any party may assign this Agreement in the course of any merger or acquisition or in connection with any sale of all or substantially all of its assets, provided that prior to such transaction, the acquiring party agrees in writing to be bound by all of the terms and conditions of this Agreement and prompt notification is given to the other parties.

     (k) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (l) No Joint Venture. Each of the parties hereto acknowledges that no joint venture or partnership exists between or among K-TEL and SIMITAR, and that K-TEL and SIMITAR are each acting as independent contractors.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                          K-TEL INTERNATIONAL, INC.

                                          By: _________________________________
_________________________________
         Witness                              Its  ____________________________



                                          K-TEL INTERNATIONAL, LTD.

                                          By: _________________________________
_________________________________
         Witness                              Its  ____________________________



                                          SIMITAR, INC.

                                          By: _________________________________
_________________________________
         Witness                              Its  ____________________________



                                          K-TEL INTERNATIONAL (USA), INC.

                                          By: _________________________________
_________________________________
         Witness                              Its  ____________________________



                                          K-TEL ENTERTAINMENT (CAN) INC.

                                          By: _________________________________
_________________________________
         Witness                              Its  ____________________________




               THE K-LOGO MARK INCLUDED IN THE "K-TEL MARKS" IS:

AN EXAMPLE OF THE LICENSED COMBINATION "K-TEL" AND "K-LOGO" MARKS INCLUDED IN THE "K-TEL MARKS" IS:

Int. Cl.: 21
Prior U.S. Cl.: 29                                Reg. No. 1,075,934
United States Patent Office                       Registered Oct. 25, 1977

                                   TRADEMARK
                               Principal Register

             (Specimen of Logo -- Stylized letter "K" in a circle)

K-Tel International, Inc.               For: BRUSH FOR CLEANING
(Minnesota corporation)                 FABRICS, in CLASS 21
1311 K-Tel Drive                        (U.S. CL. 29).
Minnetonka, Minn. 55343                 First Use Nov. 9. 1976;
                                        in commerce Nov. 9, 1976.
                                        The mark consists of a
                                        stylized letter "K" in a
                                        circle. Owner of Reg.
                                        No. 944,141.

                                        Set. No. 111,076, filed
                                        December 29, 1976.

                                        G. E. Pence, Examiner

Int. Cl.: 21
Prior U.S. Cl.: 29                      Reg. No. 991,970
United States Patent Office             Registered Aug. 27, 1974

                                   TRADEMARK
                               Principal Register

             (Specimen of Logo -- Stylized letter "K" in a circle)

K-Tel International, Inc.               For: BRUSH FOR REMOVING
(Minnesota corporation                  FOREIGN MATERIALS FROM
421 Wilson St. N.E.                     FABRICS IN CLASS 29 (INT.
Minneapolis, Minn. 55413                CL. 21).
                                        First use no later than
                                        January 1972; in commerce
                                        no later than January 1972.

                                        Set. NO. 438,070, filed
                                        Oct. 11, 1972.





                                   SCHEDULE 1

             LIST OF JURISDICTIONS WHERE K-TEL MARKS ARE REGISTERED

                        K-TEL TRADEMARK INVENTORY REPORT


COUNTRY                           MARK                                 CLASSES

Argentina                         K-tel                                        9

Australia                         K-tel                             9,8,20,11,34
                                                                      21,28,3,14

                                  K-logo                                    21,9

Austria                           K-tel                                   3,9,21
                                  K-logo                                  3,9,21

Austria                           K-tel                              3,8,9,14,16
(GMBH)                                                               18,20,21,28

                                  K-logo                             3,8,9,14,16
                                                                        20,21,28

Benelux                           K-logo                                       9
                                  K-tel                                        9

______                            K-logo                             3,8,9,14,16
(GMBH)                                                               18,20,21,28

                                  K-tel                              3,8,9,14,16
                                                                     18,20,21,28

Brazil                            K-tel/K-logo                              9,40
                                  K-logo                                    9,40
                                  K-tel                                     9,40

Denmark                           K-tel/K-logo                              9,21
                                  K-tel/K-logo                                16

Finland                           K-tel/K-logo                              9,21
                                  K-tel International                       9,21
                                  K-tel/K-logo                                 9

France                            K-logo                            6,9,16,20,21

                                  K-tel                             6,9,16,21,21

France                            K-logo                             3,8,9,14,16
(GMBH)                                                               18,20,21,28

                                  K-tel                              3,8,9,14,16
                                                                     18,20,21,28

Germany                           K-tel/K-logo                              21,3
                                  K-tel                                        9 Video cassette
                                  K-tel                                        9 Electrical and
                                                                                 Scientific Apparatus
                                  K-logo                                       9

Germany                           K-logo                          3,8,9,14,16,18
(GMBH)                                                                  20,21,28

                                  K-tel                           3,8,9,14,16,18
                                                                        20,21,28

                                  K-logo                          9,3,8,14,16,18
                                                                           21,28

                                  K-tel                           9,3,8,14,16,18
                                                                           21,28

Great Britian                     K-logo                                       9
                                  K-tel/Katel                                  9

Greece                            K-logo                               8,9,21,28
                                  K-tel                                8,9,21,28

Hong Kong                         K-tel                                        9

Ireland                           K-tel                                        9
                                  K-tel                                       16

Italy                             K-tel International                   7,8,9,21
                                  K-logo                                7,8,9,21
                                  K-tel                                 7,8,9,21
                                  K-logo                                7,8,9,21
                                  K-tel                                 7,8,9,21
                                  K-logo                                7,8,9,21

Italy                             K-logo                          3,8,9,14,16,18
(GMBH)                                                                  20,21,28

                                  K-tel                           3,8,9,14,16,18
                                                                        20,21,28

Japan                             K-logo                                       9
                                  K-tel                                        9

Japan                             K-logo                                      24
                                  K-tel (Japanese Letters)                    24
                                  K-tel                                       24

Mexico                            K-logo                                 9,15,20
                                  K-tel                                  9,15,20

Monaco                            K-logo                          3,8,9,14,16,18
(GMBH)                                                                  20,21,28

                                  K-tel                           3,8,9,14,16,18
                                                                        20,21,28

New Zealand                       K-tel                                       23
                                  K-logo                                       9
                                  K-tel                                        9
                                  K-tel                                       21
                                  K-logo                                      21
                                  K-logo                                       8
                                  K-tel                                        8
                                  K-tel                                       28
                                  K-logo                                      28

Norway                            K-tel International                          9
                                  K-logo                                       9

Portugal                          K-tel                                        9
                                  K-tel                                        3
                                  K-tel                                       21
                                  K-tel                                       28

Singapore                         K-tel                                        9

South Korea                       K-tel                                       39

Spain                             K-logo                                      21
                                  K-logo                                       9
                                  K-tel                                        9
                                  K-tel                                       21

Spain                             K-tel/K-logo                                 8
(K-tel Spain)                     K-tel/K-logo                                35
                                  K-tel/K-logo                                39
                                  K-tel/K-logo                                41


RELATED ENTITIES

COUNTRY                           MARK                                 CLASSES

Spain                             K-tel*                              3,18,20,28
 *Owner: K-tel GmbH (owned by receiver estate closed)
                                  K-logo*                         3,8,9,14,16,18
                                                                        20,21,28
 *Owner: K-tel GmbH (owned by receiver estate closed)

Switzerland                       K-tel/K-logo                            8,9,21

Switzerland                       K-logo                          3,8,9,14,16,18
                                                                        20,21,28
                                  K-tel                           3,8,9,14,16,18
                                                                        20,21,28
                                  K-tel/K-logo                              9,16

Venezuela                         K-tel                                       36
                                  K-logo                                      36




                                   SCHEDULE 2


            SCHEDULE OF EXISTING THIRD PARTY LICENSES OF K-TEL MARKS

         LICENSEE                                      COUNTRY                        TERM

         CASTLE                                        AUSTRALIA                      4 YEARS, COMMENCING 3/1/90
                                                       NEW ZEALAND                    (EXTENSION UNSIGNED)

         P.T. INDO SEMAR SAKTI                         INDONESIA                      3 YEARS, COMMENCING 6/17/93
         SWISS TEO                                     HONG KONG                      3 YEARS, COMMENCING 2/1/94
                                                       MALAYSIA                       PLUS OPTION TO EXTEND FOR
                                                       PHILIPPINES                    ADDITIONAL 1 YEAR PERIOD
                                                       SINGAPORE
                                                       SOUTH KOREA
                                                       TAIWAN
                                                       THAILAND

         MICROFON                                      ARGENTINA                      2 YEARS, COMMENCING 8/3/94

         TELSTAR                                       BRAZIL                         7 YEARS, COMMENCING 1/31/95
                                                                                      (UNSIGNED)

         K-TEL                                         SWITZERLAND





                                   SCHEDULE 3

                           CLAIMS AGAINST K-TEL MARKS


SPAIN

K-tel (C1.9)           Registration rejected. The mark is
                       confusingly similar to trademark "CATEC" for the same classification of goods. Power of Attorney submitted in order to file contentious administrative appeal.

BRAZIL

K-tel (C1.9)           Associate awaiting "K-tel's" instruction
                       regarding the opposition against the mark
                       LK TEL owned Comercio e Represenracoes Ltda.



                                   EXHIBIT D

LIST OF AGREEMENTS TO BE ASSIGNED

Contracts to be Assigned to Seller

1.       Aquatic Farms (Lobster Farm)

2.       Auto Evolution (Glareblocker)

3.       Haus (Shovel Buddy)

4. Agreement between K-tel International (USA), Inc. and Beyond Auto Pty. Ltd. dated November 30, 1993

5. Employment agreement between K-tel International (USA), Inc. and Ottario DeBoni, Michael Getzkin, Marshall Masko, Rich Mier, Michael Moran and Anthony Pecoraro

Contracts to be Assigned to K-tel International (USA), Inc.

1.       Creative Ventures (101 Country)

2.       Tri-Crown (101 Country)

3. License agreement between K-tel International, Inc. and K-tel International (Switzerland) Ltd. relating to the K-tel Mark

LIST OF LITIGATION TO BE ASSIGNED

1.       Litigation to be assigned to the Purchaser:

         Cooperfield Music v. K-tel International (USA), Inc.
         Davidson County Chancery Court, Tennessee, 94-1539111.

         Cooperfield Music v. K-tel International (USA), Inc.
         Davidson County Chancery Court, Tennessee, 95-1423 1.

         Moore v. AFTRA [K-tel International (USA), Inc.]
         United States District Court, N.D. Georgia, 1:93-CV-2358-CC

         Moore v. AFTR [K-tel International (USA), Inc.]
         United States District Court, S.D. New York - 95 CIV 1221

         Osborne v. K-tel International, Inc.
         Hennepin County District Court, Minnesota 95-3698

         White v. Capital Records [Dominion Entertainment, Inc.]
         USDC ND CA 94-3664-SBA

         K-tel International, Inc., Commonwealth Music d/b/a K-tel International, Inc., Ernest Evans Corporation v. San Juan Music Group Ltd., et al. 94-1840(DRD)

         M.T. Industries v. Dominion Entertainment, Inc.
         89 CIV 8028(WK)

         Donald Storball and Florence Jackson v. Twentieth Centruy Fox Film Corporation [Dominion Entertainment, Inc.] 94-55167 U.S. Court of Appeals

         K-tel International, Inc., K-tel International (UK), Ltd. v. Tring et al. CH 1993-K-No. 7395

         San Juan Music v. Bellaphon-Germany [Dominion Entertainment, Inc.]

         K-tel International, Inc., K-tel International, Inc., d/b/a Commonwealth Music Inc., Ernest Evans Corporation v. William Chester Carr d/b/a Billy Carr Productions 6:92cv480; Judgement awarded January, 1994

2.       Litigation to be assigned to the Seller:

         Project Strategies v. K-tel, Inc.
         United States District Court, A.D. Wisconsin 95-C-0048

         Skew Products v. K-tel International, Inc.
         United States District Court, S.D. new York 94-CIV 5508

         K-tel International Ltd., K-tel Entertainment (UK) Ltd. v. Pierre Benoit, David Gareau, 133064 Canada Inc., d/b/a Multirox Productions, Les Distributions Muralex Inc., 175869 Canada Inc., and US Nordic Importing and Exporting Company
         Federal Court of Canada Trial Division, Court No. 7-2685-94



                                   EXHIBIT E

                  This Assignment is made and delivered as of the _____ day of ___________, 1995 by Simitar Entertainment Inc., a corporation organized under the laws of ___________ ("Assignor"), in favor of Simitar Entertainment, Inc., a corporation organized under the laws of the State of Minnesota ("Assignee").

                  WITNESSETH, THAT FOR $1.00 AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby bargains, sells, grants, assigns, transfers and conveys unto Assignee, its successors and assigns all of Assignor's right, title and interest in and to the name "Simitar" in Canada, and all good will associated therewith (the "Assets").

                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

                  IN ADDITION, from time to time after the date hereof, without further consideration Assignor shall execute and deliver such other instruments of assignment, transfer and conveyance and shall take such other actions as Assignee may reasonably request in order more effectively to assign, transfer and convey to Assignee, and to place Assignee in possession and control of, the Assets, and to enable it to exercise and enjoy all rights and benefits of Assignor with respect thereto.

                  Assignor hereby represents and warrants to, and covenants with, Assignee, its successors and assigns that immediately prior to the delivery of this Assignment, Assignor was the sole owner of the Assets, and that the Assets are conveyed to Assignee free and clear of all mortgages, pledges, liens, claims, security interests, leases, conditional sale agreements, charges, restrictions and any other encumbrance of any nature whatsoever; and that Assignor will warrant the title hereby conveyed to Assignee against the claims of all persons whomsoever.

                  This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

                  IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed and delivered by its duly authorized representative as of the day and year first above written.

                                                  SIMITAR ENTERTAINMENT INC.

                                                  By:
                                                  Its

ACCEPTED:

SIMITAR ENTERTAINMENT, INC.

By
Its

                                   EXHIBIT F

                                     OFFICE

                                    SUBLEASE

                  THIS SUBLEASE is made and entered as of ___________, 1995, by and between K-TEL INTERNATIONAL (USA), INC. (the "Sublessor") and K-TEL INTERNATIONAL, INC. (the "Sublessee").

                             W I T N E S S E T H:

                  WHEREAS, Sublessor is the owner of the tenant's interest of that certain lease agreement dated March 3, 1995 by and between First Industrial, L.P., as landlord (the "Landlord") and Sublessor as tenant, a copy of which is attached as Attachment "1" hereto (the "Prime Lease"), which demises certain "leased premises" in the building commonly known as Plymouth Corporate Center, Minnesota; and

                  WHEREAS, the parties hereto desire that Sublessee sublease and take possession of a portion of the leased premises described in the Prime Lease pursuant to the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sublessor does hereby demise and sublease to Sublessee and Sublessee does hereby accept and lease from Sublessor that portion of the leased premises described in the Prime Lease outlined on Attachment "2" attached hereto being approximately 4,600 square feet in size (the "Demised Premises"), to have and to hold the same for a term commencing on October 14, 1995 and ending on March 13, 1996. For the Demised Premises, Sublessee shall pay Sublessor, in lawful money of the United States, the following amounts payable in advance on the first day of each month during the term of this Sublease and, in the event of any partial month, pro rated based on the number of days during the month within such term and the total number of days during such month:

          (a) Base Monthly Rental. Base monthly rent (referred to as Base Rent in Prime Lease) of $2,591.10 (.177 x $14,639.00);

          (b) Additional Rent. Additional rent equal to 17.7% of the additional rent payable by Sublessor under Prime Lease (see
                  Article 2 of Prime Lease). Any utility charges payable by Sublessor that are not reflected in additional rent, shall be billed monthly to Sublessee and payable within ten (10) days. The amount charged shall equal 17.7% of the payable utility charges of Sublessor.

In the event that Sublessee fails to pay any installment of rent or utility charges within five (5) days of when due, Sublessee shall pay to Sublessor on demand a late charge in an amount equal to five percent (5%) each month thereafter until paid in full.

2. Provided Sublessee is not in default and has performed all of its covenants and obligations, Sublessee shall have the option to renew this Sublease for an additional six (6) months under the same terms and conditions in this Sublease. Sublessee shall give sixty (60) days prior written notice of its option to renew.

3. Sublessor does hereby covenant and agree with Sublessee that it shall keep, observe and perform in a timely manner each of its obligations to be kept and performed as set forth in the Prime Lease with respect to the leased premises under the Prime Lease other than the Demised Premises which are subject to this Sublease, and Sublessor shall indemnify Sublessee and hold it harmless of, from and against any and all costs or expenses, including reasonable attorneys' fees, demands or liabilities arising out of or relating to Sublessor's failure to perform as aforesaid.

4. Sublessee agrees to assume and perform Sublessor's obligations under the Prime Lease as they apply to the Demised Premises with regard to the terms, covenants and conditions set forth in the Prime Lease, which are incorporated herein by this reference thereto, and which the parties agree shall be kept and performed by the parties hereto as if Sublessor was the Landlord thereof and Sublessee was the Tenant.

5. Sublessee shall be obligated to comply with all provisions of the Prime Lease regarding alterations to the Demised Premises if satisfactory arrangements and agreements can be reached with Landlord and Tenant.

6. Sublessor and Sublessee agree that in the event the Demised Premises, the building of which it is a part or the Demised Equipment is damaged or destroyed by fire or other casualty included under so called extended coverage, the right, if any, of each party against the other with respect to such damage or destruction whether caused by negligent act or omission or otherwise to the extent that such damage or destruction is recovered from the insurer of policies or insurance, are waived.

7. Sublessee will, during the Sublease term, continuously maintain public liability insurance with respect to death or injury to persons and damage to or destruction of property occurring at or about the Demised Premises. Such insurance shall be in amount(s) and in form(s) required by the Prime Lease, and shall name Sublessor and the Landlord as additional insureds. Sublessee agrees to indemnify and hold harmless Sublessor from, and shall reimburse Sublessor for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublessor in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Sublessee in performing or observing any term, covenant, condition or provision of this Sublease, or out of any of the acts or omissions of Sublessee, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Sublessee or who are at the Demised Premises with Sublessee's consent.

8. This Sublease shall terminate at the end of the term hereof, without the necessity of any notice. The Subtenant shall be entitled to terminate this Sublease at any time during the term of this Sublease or any renewal thereof upon 90 days prior written notice to the Sublandlord. Sublessee will peacefully and quietly vacate and surrender the Demised Premises to Sublessor at the expiration of the Sublease term, in the condition called for under the Prime Lease.

9. If Sublessee defaults in its obligations under this Sublease, Sublessor shall have all of the same rights and remedies against Sublessee consistent with these Sublease obligations as would be available to the Prime Landlord against Sublessor if Sublessor were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease.

10. Sublessee shall be entitled to fourteen (14) parking spaces in the southeast corner of Sublessor's parking area.

11. Sublessee shall not assign this Sublease Agreement or sublet the Demised Premises without the prior written consent of Sublessor.

12. Sublessee shall deposit with Sublessor $2,591.10 to secure the faithful performance of Sublessee's promises and duties contained in this Sublease. Sublessor shall not be required to pay any interest on the deposit to Sublessee. On termination, Sublessor may deduct from the security deposit amounts sufficient to pay for: (i) damages sustained by Sublessor as a result of Sublessee's non-payment of rent; (ii) damages to the Demised Premises for which Sublessee is responsible; (iii) unpaid bills that become a lien against the Demised Premises due to Sublessee's occupancy; (iv) costs of re-renting the Demised Premises after a breach of this Sublease Agreement by Sublessee; (v) court costs incurred by Sublessor in connection with terminating the tenancy; and (vi) other damages of Sublessor that may then be a permitted use of the security deposit under the laws of the State of Minnesota.

13. Any notice or demand to be given to or served upon either Sublessor or Sublessee in connection with this Sublease, shall be deemed to have been sufficiently given or served for all purposes if it is personally served or if it is sent certified mail, return receipt requested, postage prepaid, as follows:

                  To Sublessor:             K-tel International (USA), Inc.
                                            2605 Fernbrook Lane North
                                            Minneapolis, MN  55447-4736

                  To Sublessee:             K-tel International, Inc.
                                            2605 Fernbrook Lane North, Suite O
                                            Minneapolis, MN  55447-4736

Either party may change the place to which notice is to be sent by sending a written notice thereof to the other in the same manner herein above provided.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                            K-TEL INTERNATIONAL (USA), INC.


                                            By_______________________________
                                              Its____________________________


                                            K-TEL INTERNATIONAL, INC.


                                            By_______________________________
                                              Its____________________________

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )


                  The foregoing instrument was acknowledged before me this ___ day of ______________, 1995 by ____________________, the __________________ of
K-tel International (USA), Inc., a corporation under the laws of the State of Minnesota, on behalf of the corporation.


                                            ____________________________
                                            Notary Public

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )


                  The foregoing instrument was acknowledged before me this ___ day of ______________, 1995 by ____________________, the __________________ of
K-tel International, Inc., a corporation under the laws of the State of Minnesota, on behalf of the corporation.


                                            ____________________________
                                            Notary Public



                                   EXHIBIT G

                                   WAREHOUSE

                                    SUBLEASE

                  THIS SUBLEASE is made and entered as of ___________, 1995, by and between K-TEL INTERNATIONAL (USA), INC. (the "Sublessor") and K-TEL INTERNATIONAL, INC. (the "Sublessee").

                              W I T N E S S E T H:

                  WHEREAS, Sublessor is the owner of the tenant's interest of that certain Assignment and Assumption of Lease Agreement dated February 10, 1995 by and between Thomas Edmund Ltd. Partnership as landlord (the "Landlord"), Damark International, Inc. as Assignor, and Sublessor as tenant, a copy of which is attached as Attachment "1" hereto (the "Prime Lease"), which demises certain "leased premises" in the building commonly known as the K-tel Drive Warehouse, Minnesota; and

                  WHEREAS, the parties hereto desire that Sublessee sublease and take possession of a portion of the leased premises described in the Prime Lease pursuant to the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sublessor does hereby demise and sublease to Sublessee and Sublessee does hereby accept and lease from Sublessor that portion of the leased premises described in the Prime Lease outlined on Attachment "2" attached hereto being approximately 30,500 square feet in size (the "Demised Premises"), to have and to hold the same for a term commencing on October 14, 1995 and ending on March 13, 1996. For the Demised Premises, Sublessee shall pay Sublessor, in lawful money of the United States, the following amounts payable in advance on the first day of each month during the term of this Sublease and, in the event of any partial month, pro rated based on the number of days during the month within such term and the total number of days during such month:

          (a) Base Monthly Rental. Base monthly rent (referred to as Net Rent in Assignment and Prime Lease) of $6,859.97 (.363 x $18,897.98);

          (b) Additional Rent. Additional rent equal to 36.3% of the additional rent payable by Sublessor under the Prime Lease (see Exhibit B of Prime Lease). Any utility charges payable by Sublessor that are not reflected in additional rent, shall be billed monthly to Sublessee and payable within ten (10) days. The amount charged shall equal 36.3% of the payable utility charges of Sublessor.

In the event that Sublessee fails to pay any installment of rent or utility charges within five (5) days of when due, Sublessee shall pay to Sublessor on demand a late charge in an amount equal to five percent (5%) each month thereafter until paid in full.

2. Provided Sublessee is not in default and has performed all of its covenants and obligations, Sublessee shall have the option to renew this Sublease for an additional six (6) months under the same terms and conditions in this Sublease. Sublessee shall give sixty (60) days prior written notice of its option to renew.

3. Sublessor does hereby covenant and agree with Sublessee that it shall keep, observe and perform in a timely manner each of its obligations to be kept and performed as set forth in the Prime Lease with respect to the leased premises under the Prime Lease other than the Demised Premises which are subject to this Sublease, and Sublessor shall indemnify Sublessee and hold it harmless of, from and against any and all costs or expenses, including reasonable attorneys' fees, demands or liabilities arising out of or relating to Sublessor's failure to perform as aforesaid.

4. Sublessee agrees to assume and perform Sublessor's obligations under the Prime Lease as they apply to the Demised Premises with regard to the terms, covenants and conditions set forth in the Prime Lease, which are incorporated herein by this reference thereto, and which the parties agree shall be kept and performed by the parties hereto as if Sublessor was the Landlord thereof and Sublessee was the Tenant.

5. Sublessee shall be obligated to comply with all provisions of the Prime Lease regarding alterations to the Demised Premises if satisfactory arrangements and agreements can be reached with Landlord and Tenant.

6. Sublessor and Sublessee agree that in the event the Demised Premises, the building of which it is a part or the Demised Equipment is damaged or destroyed by fire or other casualty included under so called extended coverage, the right, if any, of each party against the other with respect to such damage or destruction whether caused by negligent act or omission or otherwise to the extent that such damage or destruction is recovered from the insurer of policies or insurance, are waived.

7. Sublessee will, during the Sublease term, continuously maintain public liability insurance with respect to death or injury to persons and damage to or destruction of property occurring at or about the Demised Premises. Such insurance shall be in amount(s) and in form(s) required by the Prime Lease, and shall name Sublessor and the Landlord as additional insureds. Sublessee agrees to indemnify and hold harmless Sublessor from, and shall reimburse Sublessor for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublessor in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Sublessee in performing or observing any term, covenant, condition or provision of this Sublease, or out of any of the acts or omissions of Sublessee, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Sublessee or who are at the Demised Premises with Sublessee's consent.

8. This Sublease shall terminate at the end of the term hereof, without the necessity of any notice. The Subtenant shall be entitled to terminate this Sublease at any time during the term of this Sublease or any renewal thereof upon 90 days prior written notice to the Sublandlord. Sublessee will peacefully and quietly vacate and surrender the Demised Premises to Sublessor at the expiration of the Sublease term, in the condition called for under the Prime Lease.

10. If Sublessee defaults in its obligations under this Sublease, Sublessor shall have all of the same rights and remedies against Sublessee consistent with these Sublease obligations as would be available to the Prime Landlord against Sublessor if Sublessor were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease.

11. Sublessee shall be responsible to construct a partition segregating Sublessee's space from Sublessor's space that, to Sublessor's satisfaction, adequately protects Sublessor's security concerns.

12. Sublessee shall not assign this Sublease Agreement or sublet the Demised Premises without the prior written consent of Sublessor.

13. Sublessee shall deposit with Sublessor $6,859.97 to secure the faithful performance of Sublessee's promises and duties contained in this Sublease. Sublessor shall not be required to pay any interest on the deposit to Sublessee. On termination, Sublessor may deduct from the security deposit amounts sufficient to pay for: (i) damages sustained by Sublessor as a result of Sublessee's non-payment of rent; (ii) damages to the Demised Premises for which Sublessee is responsible; (iii) unpaid bills that become a lien against the Demised Premises due to Sublessee's occupancy; (iv) costs of re-renting the Demised Premises after a breach of this Sublease Agreement by Sublessee; (v) court costs incurred by Sublessor in connection with terminating the tenancy; and (vi) other damages of Sublessor that may then be a permitted use of the security deposit under the laws of the State of Minnesota.

14. Any notice or demand to be given to or served upon either Sublessor or Sublessee in connection with this Sublease, shall be deemed to have been sufficiently given or served for all purposes if it is personally served or if it is sent certified mail, return receipt requested, postage prepaid, as follows:

                  To Sublessor:             K-tel International (USA), Inc.
                                            2605 Fernbrook Lane North
                                            Minneapolis, MN  55447-4736

                  To Sublessee:             K-tel International, Inc.
                                            2605 Fernbrook Lane North, Suite O
                                            Minneapolis, MN  55447-4736

Either party may change the place to which notice is to be sent by sending a written notice thereof to the other in the same manner herein above provided.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                            K-TEL INTERNATIONAL (USA), INC.


                                            By_______________________________
                                              Its____________________________
                                            K-TEL INTERNATIONAL, INC.


                                            By_______________________________
                                              Its____________________________


STATE OF MINNESOTA           )
                             ) ss.
COUNTY OF HENNEPIN           )


                  The foregoing instrument was acknowledged before me this ___ day of ______________, 1995 by ____________________, the __________________ of
K-tel International (USA), Inc., a corporation under the laws of the State of Minnesota, on behalf of the corporation.


                                            ____________________________
                                            Notary Public

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )


                  The foregoing instrument was acknowledged before me this ___ day of ______________, 1995 by ____________________, the __________________ of
K-tel International, Inc., a corporation under the laws of the State of Minnesota, on behalf of the corporation.

                                            ____________________________
                                            Notary Public



                                   EXHIBIT H

                   (Letterhead of K-tel International, Inc.)

                                     [date]


Mickey Elfenbein
[address]


Dear Mr. Elfenbein:

                  Re:      Agreement for the Purchase and Sale of
                           Shares and Assets between
                           K-tel International, Inc. ("K-tel") and Simitar, Inc. dated as of [date] (the "Agreement")

                  This letter will acknowledge that the Agreement has been executed and that Simitar, Inc. will now be arranging the financing required to complete the purchase of shares and assets referred to in the Agreement.

                  Between the date hereof and the Closing Date, you will have the authority to operate, and you shall operate the businesses of K-tel and the Subsidiaries (as defined in the Agreement), as President and Chief Executive Officer, in the ordinary course and unless otherwise approved in writing by me, you shall use all commercially reasonable efforts to cause each of K-tel and the Subsidiaries to:

          (i) carry on its business in substantially the same manner as heretofore carried on;

         (ii)     make normal accounting entries;

        (iii) preserve its business organization, keep available the services of present employees and preserve the good will of customers and others having business relationships with it;

         (iv) maintain and keep its properties and facilities in as good condition and working order as at present;

          (v) keep in full force and effect all insurance presently in effect, in the amounts now in effect, other than changes required in connection with renewals in the ordinary course of business, and provide me with prior written notice of all amendments;

         (vi) consult with me regarding all significant developments, transactions and proposals relating to the transactions contemplated hereby or the business or affairs of the Subsidiaries;

        (vii) not make any material change in compensation, benefits or other terms of employment of employees or retain any new employees, other than replacement employees unless, such new employees have an annual salary of $50,000 or less and you have provided me with prior written notice;

         (viii) operate its businesses in the ordinary course, except for the sale or discontinuance of its operations in France, Germany, Spain and Portugal;

         (ix) not subject any assets, property or rights to any lien, claim or encumbrance of any nature whatsoever (other than licenses and similar agreements in the ordinary course of business);

         (x) not acquire or transfer any assets, property or rights other than in the ordinary course of business and for fair value; and

         (xi) not enter into any material agreement, contract or commitment of any nature whatsoever, or take any other action, other than in the ordinary course of business.

                  This letter will also confirm that you will provide me with all information requested by me relating to the operations of K-tel and its subsidiaries, within a reasonable time.

                  This letter will also confirm that if you do not comply with the terms of this letter, I will be entitled to tender the resignation as Chief Executive Officer which you have submitted to me, to the directors of K-tel.

                                            Yours very truly,


                                            Chairman
                                            K-tel International, Inc.

                             A C C E P T A N C E

                  I, Mickey Elfenbein, hereby agree to the foregoing.

                  DATED:   June             , 1995.


                                 ______________________________________________
                                                Mickey Elfenbein


                                   EXHIBIT I

                            RECORD LICENSE AGREEMENT

                  Dated as of the ___ day of ___________, 1995

Between                                   And

DOMINION ENTERTAINMENT, INC.             K-TEL INTERNATIONAL, INC.
2605 Fernbrook Lane North                2605 Fernbrook Lane North
Minneapolis, MN 55447                    Suite O
(the "Licensor")                         Minneapolis, MN 55447
                                         (the "Licensee")

                              W I T N E S S E T H

          In consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

    GRANT AND SCOPE OF RIGHTS

  (a) Subject to all limitations contained herein, Licensor hereby grants to Licensee for the Term (as defined in Clause 4) and in the Territory (as defined in Clause 22) the non-exclusive right to use master recordings contained in the Dominion re-record catalog which have been approved in writing by Licensor (hereinafter called the "Licensed Masters") in connection with the exploitation of one Album for sale by Licensee via infomercials.

  (b) The rights hereby granted by Licensor to Licensee include the following:

     (i) The right to exploit the Album through television infomercial sales only.

     (ii) The right to use the approved name likeness and biography of each artist whose performance is embodied in the said Licensed Masters in connection with the advertising, publicizing or sale of the Albums.

     (iii) The right, subject to Clause 9(c) hereof and to the extent permitted by the applicable laws of the Territory, to perform publicly or to permit the public performance by means of radio or television broadcast or otherwise of records manufactured from the said Licensed Masters for the purposes only of advertising the sale of the Albums.

     (iv) The right to use and control the use of the said Licensed Masters the matrices, mothers, stampers or other copies or derivatives and records manufactured from the master recordings and the performance(s) embodied therein for the purposes hereof only.

2.           LIMITATIONS OF RIGHTS

  (a)  Notwithstanding anything to the contrary contained herein:

     (i) Licensee shall only embody the Licensed Masters on the said Albums and shall not make any second or other use thereof.

     (ii) It is acknowledged that all Licensed Masters hereunder are not the original recordings but rather a re-recorded version of the original recording and Licensee shall clearly designate such Licensed Masters as re-recordings on all Album jackets, sleeves, inlay cards, and any packaging related thereto. The obligation to so designate such Licensed Masters is of the essence of this Agreement.

     (iii) The rights herein granted to Licensee shall be limited to the extent that Licensor owns or controls such rights, and Licensor specifically states that it does not own or control the exclusive rights in the Territory to each and every Licensed Master comprising the Albums.

  (b) Except as described in paragraph (c) of this Clause 2, Licensor reserves exclusively to itself and its successors, licensees and assigns all rights and uses in and to the Licensed Masters whether now or hereafter known or in existence, except the limited use expressly licensed hereunder. By way of illustration and not of limitation, Licensee shall not:

     (i) Exploit the Album hereunder at any price other than in the so-called "full-priced" category.

     (ii) Use the Licensed Masters or dispose of or use in any way records or tapes manufactured therefrom except for commercial manufacture and sale of the records as herein provided.

     (iii) [Intentionally Deleted]

     (iv) Edit or alter the Licensed Masters. Licensee shall only employ the Licensed Masters in the manner and for the purpose originally recorded by or for Licensor.

     (v) Sub-license or otherwise convey any rights under this Agreement.

     (vi) Exploit the Album in any retail channels of trade either directly or indirectly.

     (vii) Undertake or knowingly permit the manufacture, advertising, distribution or sale of any Licensed Master or the Album outside the Territory.

3.           RESERVATION OF RIGHTS

  (a)  The following shall be and remain the property of Licensor:

     (i) The Licensed Masters supplied by Licensor under this Agreement as well as all mothers and stampers produced therefrom by or for Licensee;

     (ii) Licensor's copyright and other property rights under statutory and/or common law in the Licensed Masters, tapes, matrices, and mothers and stampers;

     (iii) Any and all copyrights, trademarks or other similar rights or other property rights which may otherwise accrue to Licensee or to any of its distributors, agents or representatives by reason of the exercise of the rights granted by this Agreement;

     (iv) The exclusive right to use or license the Licensed Masters or the performance embodied thereon for use in connection with the synchronization of said performance with television productions and/or motion pictures, including any soundtrack albums derived therefrom, whether produced in the Territory or otherwise.

  (b) Licensee will, upon request, execute or cause to be executed, and will deliver to Licensor, all documents necessary to establish and effectuate Licensor's unencumbered ownership of all such rights.

  (c) Licensee shall take all precautions necessary, including but not limited to placing the appropriate "P" line credit on all Album jackets, sleeves, labels or inlay cards, to preserve and protect the copyright in the Licensed Masters in Licensor's name and to prevent same from falling into the public domain.

  (d) All records manufactured under the authority of this Agreement shall be distributed in packaging materials bearing a Universal Product Code (UPC) that will enable retail stores equipped with devices that identify bar codes at the point of sale to report the number of records sold to SoundScan, Inc. for tabulation if applicable.

4.           TERM

The Term of this Agreement shall be for a period of five (5) years commencing with the Closing Date of the agreement or when otherwise terminated under
Section 18 below. Each year of the Term may hereinafter be referred to as a "Contract Year".

5.           ADVANCES

         [Intentionally deleted]

6.           ROYALTIES

In consideration of the license and rights herein granted to Licensee, Licensee hereby agrees to pay all of the following to Licensor:

  (a) A royalty of eight (8%) percent based on the actual selling price to the consumer, such royalty being accruable on one hundred percent (100%) of all copies of the Albums which are exploited hereunder which amount shall in no event be less than US $.04 per master recording on cassettes and US $.06 per master recording on compact disc. Royalties on "bonus" or "free" records shall be US $.04 per master recording on cassettes and US $.06 per master recording on compact disc.

  (b) In computing the number of Albums manufactured and sold hereunder Licensee shall have the right to deduct returns and credits on account of defective merchandise, errors in billing and errors in shipment.



7.           ACCOUNTING STATEMENTS

  (a) During the Term of this Agreement and thereafter as long as Licensee continues to sell the Album hereunder, Licensee agrees to keep all usual and proper records and books of account and make all usual and proper entries therein relating to the exploitation of the Album.

  (b) Licensee shall deliver to Licensor within thirty (30) days following the last day of March, June, September and December of each year detailed written statements, showing sales of records hereunder during such period. Licensee shall in said statements advise Licensor in writing of the identity of each Album manufactured hereunder and identify each Licensed Master embodied thereon. Such statements shall include the following information:

     (i) The number of copies of the Album sold within the Territory during the accounting period; and

     (ii) The amount of royalties and other payments due to Licensor pursuant to this Agreement.

  (c) Simultaneously with the delivery of the accounting statements referred to above, Licensee shall pay to Licensor, at the above written address, all sums shown to be due to Licensor by such statements. All payments shall be made in United States Dollars (where applicable computed at the rate of exchange existing on the date the payments are required to be made pursuant to the terms of this Agreement).

  (d) In the event Licensee does not pay to Licensor the amount shown to be due by any accounting statement on the date the payment is required to be made pursuant to the terms of this Agreement then:

     (i) Licensor may at its election terminate this Agreement hereunder pursuant to Clause 18(b) or (c) below; and/or

      (ii) Licensor may charge interest at the rate of three percent (3%) above the then current Prime Lending Rate to and payable by Licensee for the period commencing upon the date such payment was due until the date such payment is made.

  (e) In the event that Licensee is unable because of governmental restrictions to make payment in the manner described in this Clause and if Licensor agrees to accept payment in a currency other than United States Dollars, Licensee shall deposit (at Licensee's expense) to Licensor's credit or account or to such other account as Licensor may from time to time designate, in a depository selected by Licensor, all sums payable to Licensor hereunder. Notwithstanding, in the event that Licensee in unable because of governmental restrictions to make payment to Licensor in the United States or in United States Dollars, Licensor shall have the right to terminate this Agreement upon thirty (30) days written notice, without prejudice to Licensor's rights.

8.           INSPECTION

  (a) Licensee shall permit Licensor or its duly authorized representative to inspect, audit, abstract and copy such of Licensee's books and records as reasonably relate to the subject matter of this Agreement. Such inspection shall be allowed twice during each calendar year for as long as Licensee continues to distribute or sell the Album, and twice in each of the two (2) years thereafter, upon thirty (30) days written notice, and may be conducted at Licensee's regular place of business in the United States or where books and records are maintained.

In the event calculation of royalty payments is determined by a computer based system, Licensor shall be permitted to examine the machine sensible data utilized by such system and the related documentation describing such system and Licensee agrees to retain such data for at least two (2) years after the expiration of this Agreement.

  (b) Any inspection undertaken by Licensor shall be at Licensor's expense provided, however, that if an underpayment equal to or in excess of five (5%) percent of the royalties properly due and payable to Licensor is discovered, Licensee shall reimburse Licensor for the expense of such inspection in addition to remitting the amount determined to be properly due plus accrued interest at the rate of three percent (3%) above the then current Prime Lending Rate.

  (c) This Clause shall survive the termination of this Agreement or any subsequent agreement between the parties hereto covering generally the subject matters covered herein.

9.           THIRD PARTY PAYMENTS

  (a) With respect to royalties payable to copyright proprietors by reason of Licensee's exercise of its rights hereunder, Licensee agrees to secure licenses from such copyright proprietors or their agents in the Territory and to make payments directly to such proprietors or agents. No rights to manufacture and exploit the Licensed Masters are granted hereunder until Licensee secures such copyright licenses.

  (b) Licensee shall be responsible for the payment of any sums that may be payable to the Special Payments Fund and the Music Performance Trust Fund of the American Federation of Musicians (the "AFofM") or any other union or guild (including AFTRA) based upon the manufacture and sale of the Licensed Masters as contained on the Albums. Licensee shall pay to Licensor an additional royalty of one (1%) percent of the actual selling price to the consumer for the "AFofM" royalty, said royalty being payable by Licensee to Licensor in accordance with paragraph 7 herein.

  (c) Licensee shall be responsible for any amounts properly becoming due to any union or guild having jurisdiction in the nature of so-called "re-use" fees arising as a result of Licensee's use of the performances embodied on the Masters hereunder, including but not limited to commercial advertisements for the sale of the Licensed Masters as contained on the Albums.

  (d) Subject to subsections (a), (b), and (c) above, Licensor shall pay all other royalties and payments, if any, which may become due to artists, producers and other contributors to the performances embodied on the Licensed Masters.

  (e) Within thirty (30) days of receipt of Licensor's invoice Licensee shall pay to Licensor costs incurred by Licensor relating to copying, packaging and shipping of the Licensed Masters, negatives, advertising, promotional, display and any other materials supplied or caused to be supplied by Licensor.

10.          DELIVERY AND QUALITY OF LICENSED MASTERS

  (a) Licensor shall use its best efforts to deliver or cause to be delivered within twenty (20) days after acceptance of Licensee's request therefor and receipt of copies of Licensee's mechanical copyright licenses, copy master tapes of those Licensed Masters then agreed to be licensed hereunder. Such copy master tapes shall be of suitable quality for use in the commercial production of records for general sale. Any Licensed Masters delivered to Licensee hereunder, shall be deemed to be technically satisfactory for the purposes hereunder, unless Licensor has been notified to the contrary within ten days (10) after receipt of the said Licensed Masters. Any such notification must contain a written technical report from the laboratory of Licensee which specifically details and describes any technical defects in the material. Upon receipt of such notification, Licensor shall attempt to have the defects corrected, at its expense, and reship the corrected Licensed Masters promptly thereafter.

  (b) Licensor shall supply to Licensee in writing the correct title of the recorded work(s), the names of the author and composer thereof, the names of the recording artists as Licensor desires to have them displayed on the label of the Album, and any other relevant copyright information available to Licensor.

11.      SUBSTITUTIONS

  (a) In the event Licensor is not reasonably able to correct the noticed defects pursuant to Clause 10 above, or in the event the Licensor's ownership of or otherwise control of the rights of any Licensed Master has become encumbered, restricted or terminated, the Licensor, in its sole discretion, reserves the right to substitute a Licensed Master.

  (b) Licensee's sole remedy, in the event of Licensor's failure to provide a substitute Licensed Masters referred to above, shall be the refund of monies paid as advances for such Licensed Master and no other.

12.          LABEL CREDIT

The labels, sleeves and inlay cards of all Records shall bear a credit to Licensor in such form as indicated on the Schedules.

13.          SAMPLES

Licensee shall provide Licensor, prior to the distribution thereof, with three
(3) sample copies of the Albums.

14.          LICENSEE'S WARRANTIES

Licensee warrants and represents that:

  (a) Licensee possesses the full right, power and authority to enter into this Agreement.

  (b) Prior to the delivery of the master tapes and prior to the manufacture of records, Licensee shall have obtained all mechanical copyright licenses relating to the musical compositions embodied on the Licensed Masters contained on such Album and shall remit copies of such mechanical licenses to Licensor. This warranty is of the essence of this Agreement.

  (c) All Albums manufactured by Licensee hereunder shall be of the highest quality and shall be consistent with the standards of the record industry.

  (d) All Albums manufactured by Licensee hereunder shall be exploited by Licensee in strict compliance with all the terms and conditions of this Agreement. In particular, but without limitation, Licensee hereby expressly warrants that no Album may be exported for sale outside the Territory nor shall Licensee knowingly sell any Album manufactured hereunder to any third party intending to resell same outside the Territory.

  (e) Neither Licensee nor anyone claiming rights through Licensee shall sell, assign, transfer, mortgage, hypothecate or subject to any lien or encumbrance the Licensed Masters or any of the above rights, and any attempt thereto shall cause the immediate termination of this Agreement and/or be deemed null and void and of no force and effect whatsoever.

15.          LICENSOR'S WARRANTIES

Licensor warrants and represents that:

  (a) Licensor possesses the full right, power and authority to enter into and to perform this Agreement.

  (b) At the time of delivery of the Licensed Masters Licensor will be the exclusive owner of or otherwise control the rights herein granted to Licensee in such Licensed Masters.

  (c) The Licensed Masters were recorded and otherwise prepared in all respects in accordance with the rules and regulations of all unions and similar associations having jurisdiction.

16.          INDEMNIFICATION

  (a) Each of the parties hereto shall indemnify, save and hold the other harmless from loss or damage arising out of or connected with any claim by a third party which is inconsistent with any of the recitals, agreements, representations or warranties herein. Either party shall reimburse the other on demand for any payment made by the demanding party at any time after the date hereof in respect of any liability or claim to which this indemnity relates and which has resulted in an adverse final judgment against the demanding party, or a settlement approved by both parties, in which it is determined that the ultimate liability is that of the indemnifying party. Prompt notice shall be given to the indemnifying party of any claim to which this indemnity relates and the indemnifying party shall have the right, at its own expense to control the defense thereof, provided that:

      (i) The demanding party shall have the right to cooperate in such defense at its own expense.

     (ii) If the indemnifying party shall not exercise its right to control the defense, then the demanding party shall, in addition to any other indemnity hereunder, be reimbursed for its reasonable expenses (including reasonable attorney's fees), if any, incurred in the defense if it shall be determined that the ultimate liability is that of the indemnifying party; and

  (b) Nothing herein is to be construed so as to permit Licensee the right to withhold royalties payable hereunder.

17.   ASSIGNMENT

Neither this Agreement nor the rights granted to Licensee hereunder may be assigned by Licensee without the written consent of Licensor. Licensor shall be entitled to assign this Agreement including its rights hereunder to any parent, affiliated or subsidiary company or corporation, or to anyone owning or acquiring substantially all of the capital stock or assets of Licensor.

18.    TERMINATION OR EXPIRATION

  (a)  Bankruptcy and Insolvency.

In the event Licensee shall be adjudged a bankrupt or in the event that any insolvency proceedings are instituted by or against Licensee and are not dismissed within thirty (30) days after the institution thereof, or in the event a trustee or receiver is appointed to take over all or a substantial part of Licensee's assets, Licensee's rights under this Agreement shall automatically terminate, and such termination shall be deemed effective as of the commencement of the event which gave rise to such termination. In the event of such termination, all monies due and unpaid by Licensee pursuant to this Agreement shall there upon become due and payable. Further, all Licensed Masters and all copies thereof, all color separations and other artwork and all other property of Licensor shall be returned to Licensor at Licensee's expense, and in no event shall the title thereto or any rights therein be acquired by or vest in any trustee, receiver or in any other party by reason of any such insolvency, bankruptcy or other such occurrence affecting Licensee.

  (b)  Breaches.

Without prejudice to any other rights or claims which Licensor may have, Licensor may, at its option, terminate this Agreement upon giving not less than fifteen (15) days written notice and period to cure to Licensee, in the event of any of the following, which shall constitute a material breach of this
Agreement:

     (i) Licensee shall fail to account and make payments hereunder or shall fail to perform any other of its material obligations required of it hereunder.

     (ii) Licensee, through act or omission, shall violate or knowingly permit the violation of any of its warranties and representations hereunder.

     (iii) Licensee utilizes or duplicates Licensor's mark in violation of the applicable terms of this Agreement.

     (iv) Licensee denies Licensor the right granted hereunder to audit Licensee's books.

  (c) Immediate Termination.

Notwithstanding Section 18(b) above, and without prejudice to any other rights or claims which Licensor may have, Licensor shall have the right to immediately terminate this license without any written notice to Licensee in the event of any of the following:

     (i) Licensee has failed to timely account and make payments hereunder a total of four (4) times, whether or not prior delinquent accountings and payments have been made.

     (ii) Licensee has willfully reported inaccurate accountings of payments due hereunder.

     (iii) Licensee knowingly exports, distributes or licenses any Licensed Master or Album outside the Territory.

  (d) Death or change in ownership.

In the event of: (i) the death of Philip Kives; or (ii) discontinuance of Philip Kives as an active senior officer or manager of Licensee; or (iii) a change in the ownership of fifty percent (50%) or more of the Licensee, Licensor may terminate this Agreement by giving the Licensee fifteen (15) days' written notice. In such event Licensee shall have a six (6) month period in which to sell off existing inventory of the Albums.

  (e) Termination/Expiration Procedure.

     (i) In the event of the termination of this Agreement, all rights herein granted by Licensor to Licensee shall immediately terminate and shall thereupon revert to Licensor, free and clear of any claims by Licensee. Licensee shall continue, nevertheless, to be responsible for accounting and payments as set forth in this Agreement, and upon notification from Licensor will return to Licensor or to Licensor's designee at Licensee's expense, all tapes, matrices, duplicate tapes, masters, mothers and stampers supplied by Licensor hereunder that are in Licensee's possession or control.

     (ii) If this Agreement expires by expiration of the Term then, at the end of the Term, all Licensed Masters, tapes or matrices supplied to Licensee and all derivatives of said tapes and matrices, including duplicate tapes, masters, mothers and stampers provided to Licensee pursuant to the License Agreement, shall at Licensor's election either be destroyed in the presence of one of Licensor's duly authorized representatives, or delivered to Licensor free of cost to Licensor.

  (f) Sell-off.

     (i) Licensee shall advise Licensor in writing, upon the expiration of the term, the quantity of Albums that are in Licensee's stock at the time of said expiration.

     (ii) Provided Licensee supplies Licensor with the aforesaid information Licensee shall be entitled to sell-off, for a period of six (6) months thereafter, all existing stocks of the applicable Album subject to the continuing obligation to account for and pay royalties on such sales in accordance with the terms hereof.

     (iii) Upon the expiration of the sell-off period Licensee shall, at its sole cost and expense, destroy all of its existing inventory of Albums and shall furnish Licensor with an affidavit of destruction executed by an officer of Licensee.

19.          NOTICES

All accounting or payment which Licensee is hereto required to give to Licensor shall be addressed to the addresses first above written. All other notices and other items from one party to the other hereunder will, unless herein indicated to the contrary, be addressed as follows;

To Licensee:               At Licensee's address as set forth on the first
                           page hereof;


To Licensor:               At Licensor's address as set forth on the first
                           page hereof, directed to the attention of:
                           Vice President, Business Affairs

or to such other address as either party shall designate in writing to the other party from time to time. Unless otherwise set forth in this Agreement, all notices shall be deemed duly given on the date of mailing.

20.          MANUFACTURING

Licensor shall be afforded the right of first refusal to manufacture all of the product which include master recordings hereunder. The right of first refusal shall be exercised within five (5) business days of receipt of a written notice of third party offer to manufacture.

21.          MISCELLANEOUS

  (a) This Agreement set forth the entire understanding between Licensor and Licensee with respect to the subject matter hereof, all prior negotiations or alleged understandings are merged herein, and no amendment to or modification of this Agreement or any provision hereof shall be binding upon Licensor and Licensee unless confirmed by a written instrument signed by an Officer of Licensee and Licensor's authorized signatory. Any process in any action, suit or proceeding arising out of or relating to this agreement may, among other methods, be served upon Licensee by delivering it or mailing it in accordance with Clause 19 above. No waiver of any provision of or default under this Agreement shall affect Licensee's or Licensor's rights, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

  (b) Any act or failure to act by either party shall not be construed as a waiver of any of such party's rights hereunder unless a memorandum thereof, expressing the intention to waive, signed by the party to be charged, is made and delivered to the other party. Any such waiver shall not be deemed to be a waiver of any past or future breach of the same or any other provision of this Agreement.

  (c) If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, the remainder of this Agreement shall remain in full force and effect.

  (d) The captions herein are for convenience only, do not constitute a part of this Agreement, and are not to be used in the construction thereof.

  (e) This agreement and any arbitration conducted under paragraph (g) of this Clause 21 will be governed by and construed in accordance with the substantive, procedural and evidentiary laws and rules of the State of Minnesota.

  (f) Subject to paragraph (g) of this Clause 21, the parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the District of Minnesota and the trail courts of the State of Minnesota, in any litigation and/or arbitration arising out of this Agreement, and each party hereby consents to the personal jurisdiction of such courts for purposes of this Agreement, including entry of enforcement of any arbitration award or judgment.

  (g) Any claim, dispute, or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to arbitration by the American Arbitration Association ("AAA") in the City of Minneapolis, Minnesota, under the commercial rules then in effect for the Association except as provided herein. A transcribed record shall be prepared. The AAA shall recommend three (3) arbitrators who are knowledgeable in the field in dispute. The parties shall agree upon one (1) of the three within twenty (20) days. If no arbitrator is mutually agreed upon, the AAA shall make such appointment within thirty (30) days of such failure.

Each party shall have the right to request the arbitrator to order reasonable and limited discovery. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, but shall not include punitive damages against either party. Judgment on such award may be entered as provided in paragraph (f) of this Clause 21, provided that nothing in this paragraphs (g) shall be deemed as preventing either party from seeking relief from the courts as necessary to protect either party`s name, proprietary information, trade secrets, know-how, or any other appropriate provisional remedy.

  (h) Clause 6, 7, 8, 9, 12, 14, 16, 18(f) and 21 will survive the termination of this Agreement.

22.          DEFINITIONS

As used in this Agreement, the following terms shall have the indicated meanings:

  (a) "master recordings" - recordings which embody sound alone and are intended for reproduction in the form of records or otherwise.

  (b) "Record" or "record" means any reproduction of a master recording in the form of analog cassette tapes and compact discs.

  (c) "exploit" - shall mean the manufacture, distribution, advertising, promotion and sale of the Album pursuant to the terms hereof.

  (d) "Album" - that record (which shall contain all of the Licensed Masters) manufactured, distributed and sold by Licensee hereunder which shall contain up to one hundred and fifty (150) master recordings on one or more Records.

  (e) "Records sold", "record sales" and "sales" mean one hundred (100%) percent of those records shipped by Licensee hereunder and not returned.

  (f) "Infomercial" - shall mean a minimum of a twenty (28) eight minute television broadcast show as customary in the industry.

  (g) "Territory" - United States

  (h) "this Agreement" - shall mean this agreement and the Schedule "A" annexed hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



DOMINION ENTERTAINMENT, INC.                         K-TEL INTERNATIONAL, INC.



BY_______________________                       BY__________________________
    An authorized signatory                         An authorized signatory


NAME__________________________                  NAME________________________
         Please print or type                              Please print or type


TITLE_________________________                  TITLE_______________________




                                   SCHEDULE A

    Annexed to and forming part of Agreement dated _________________ , 1995


ALBUM TITLE:        HEARTBREAKER

CATALOG NUMBER:

LICENSED MASTERS:

     TITLE                                   ARTIST

RAINDROPS KEEP FALLING ON MY HEAD       B.J. THOMAS
JEAN                                    OLIVER
CRYSTAL CHANDELIERS                     VIC DANNA
I BELIEVE                               FRANKIE LAINE
JUST WALKING IN THE RAIN                JOHNNY RAY
LOVE LETTERS IN THE SAND                PAT BOONE
RED ROSES FOR A BLUE LADY               VIC DANNA
CARA MIA                                JAY BLACK
BESAME MUCHO                            TRINI LOPEZ
LOVE IS A MANY SPLENDORED THING         FOUR ACES
VENUS*                                  FRANKIE AVALON
MR. BLUE                                FLEETWOODS
YOUNG GIRL                              GARY PUCKET AND
                                             THE UNION GAP
JESAMINE                                CASUALS
HAPPY TOGETHER*                         TURTLES
LOVE IS ALL AROUND                      TROGGS
WISHING AND HOPING                      MERSEYBEATS
YOU WERE ON MY MIND                     CRISPIAN ST. PETERS
SILENCE IS GOLDEN                       TREMELOES
A GROOVY KIND OF LOVE                   WAYNE FONTANA
FERRY 'CROSS THE MERSEY                 GERRY & THE
                                             PACEMAKERS
YOU'VE GOT YOUR TROUBLES I'VE GOT MINE  FORTUNES
IF YOU GOTTA MAKE A FOOL OF SOMEBODY    FREDDY & THE
                                             DREAMERS
TRAINS & BOATS & PLANES                 BILLY J. KRAMER
REFLECTIONS OF MY LIFE                  MARMALADE
THE END OF THE WORLD                    SKEETER DAVIS
WILL YOU STILL LOVE ME TOMORROW         SHIRELLES
I WILL FOLLOW HIM                       SANDY POSEY
DOWN IN THE BOONDOCKS                   BILLY JOE ROYAL
LEADER OF THE PACK                      SHANGRI-LAS
RUNAWAY                                 DEL SHANNON
CORINNA CORINNA                         RAY PETERSEN
VENUS IN BLUE JEANS                     JIMMY CLANTON
IT'S MY PARTY                           LESLEY GORE
DEDICATED TO THE ONE I LOVE             SHIRELLES
HEY PAULA*                              PAUL & PAULA
TELL LAURA I LOVE HER                   RAY PETERSEN
TEEN ANGEL                              MARK DINING
CHAPEL OF LOVE                          DIXIE CUPS
ROSEGARDEN                              LYNN ANDERSON
HEARTACHES BY THE NUMBER                GUY MITCHELL
THE HAPPIEST GIRL IN THE WHOLE USA      DONNA FARGO
WHAT IN THE WORLD'S COME OVER YOU       JACK SCOTT
LUCKENBACH TEXAS                        JOHNNY RUSSELL
HELP ME MAKE IT THROUGH THE NIGHT       SAMMI SMITH
TENNESSEE WALTZ                         PATTI PAGE
HIGH NOON                               FRANKIE LAINE
SLIDE OFF YOUR SATIN SHEETS             JOHNNY PAYCHECK
WILL THE CIRCLE BE UNBROKEN             NED MILLER
I CAN'T STOP LOVING YOU                 KITTY WELLS
NO CHARGE                               MELBA MONTGOMERY
YOU LIGHT UP MY LIFE                    MARGO SMITH
GREEN GREEN GRASS OF HOME               PORTER WAGONER
**MY SPECIAL PRAYER                     PERCY SLEDGE
GREAT PRETENDER                         PLATTERS
MAKE THE WORLD GO AWAY                  TIMI YURO
ALL I COULD DO WAS CRY                  ETTA JAMES
**SMOKE GETS IN YOUR EYES               PLATTERS
SPANISH HARLEM                          BEN E. KING
WHEN A MAN LOVES A WOMAN                PERCY SLEDGE
WARM AND TENDER LOVE                    PERCY SLEDGE
STAND BY ME                             BEN E. KING
ONLY YOU                                PLATTERS
HURT                                    TIMI YURO
**HEY THERE LONELY GIRL                 EDDIE HOLMAN
**BRING IT ON HOME TO ME                EDDIE FLOYD
IF YOU DON'T KNOW ME BY NOW             HAROLD MELVIN &
                                             THE BLUENOTES
***SINGING THE BLUES                    GUY MITCHELL
***I'LL BE HOME                         PAT BOONE
***ROCKY                                DICKEY LEE
***OH LONESOME ME                       DON GIBSON


 (**)     --   CASSETTE/LP ONLY
(***)     --   COMPACT DISC ONLY
 (**)     --   CASSETTE/LP ONLY
(***)     --   COMPACT DISC ONLY




TERRITORY:          MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS

BY __________________________________      BY  _________________________________



                                   SCHEDULE B

    Annexed to and forming part of Agreement dated _________________ , 1995


ALBUM TITLE:        ROCK BOX

CATALOG NUMBER:

LICENSED MASTERS:


     TITLE                                   ARTIST

YAKETY YAK                                                  THE COASTERS
ALLEY OOP*                                                  HOLLYWOOD ARGYLES
MR. CUSTER*                                                 LARRY VERN
PAPA-OOM MOW MOW                                            RIVINGTONS
SEVEN LITTLE GIRLS                                          PAUL EVANS
     (SITTING IN THE BACK SEAT)
DOES YOUR CHEWING GUM LOSE ITS FLAVOR                       LONNIE DONEGAN
     ON THE BEDPOST OVERNIGHT?
THE BIRDS & THE BEES*                                       JEWEL AKENS
SURFIN' BIRD                                                TRASHMEN
MONSTER MASH                                                SHA NA NA
WILD THING                                                  THE TROGGS
HE'S SO FINE                                                CHIFFONS
KEEP A KNOCKIN'                                             LITTLE RICHARD
SHEILA                                                      TOMMY ROE
SPLISH SPLASH                                               SHA NA NA
PERSONALITY                                                 LLOYD PRICE
THE GREAT PRETENDER                                         THE PLATTERS
WILD ONE                                                    BOBBY RYDELL
HEY LITTLE GIRL (IN THE HIGH                                DEE CLARK
     SCHOOL SWEATER)
LITTLE DARLIN'                                              THE DIAMONDS
HE'S A REBEL                                                CRYSTALS
THE LETTER                                                  THE BOX TOPS
LET'S HAVE A PARTY                                          WANDA JACKSON
DA DOO RON RON                                              CRYSTALS
LONG TALL SALLY                                             LITTLE RICHARD
STAGGER LEE                                                 LLOYD PRICE
JAMBALAYA                                                   JOHNNY RUSSELL
SLOW TWISTIN'                                               CHUBBY CHECKER
RED RIVER ROCK                                              JOHNNY & THE
                                                               HURRICANES
THE STROLL                                                  THE DIAMONDS
DO YOU WANNA DANCE?                                         BOBBY FREEMAN
MASHED POTATO TIME                                          DEE DEE SHARP
PEPPERMINT TWIST                                            JOEY DEE & THE
                                                               STARLITERS
SHAKIN' ALL OVER                                            CHAD ALLEN (FORMERLY
                                                               OF THE GUESS WHO)
BRISTOL STOMP                                               DOVELLS
LUCILLE                                                     LITTLE RICHARD
LEADER OF THE PACK                                          SHANGRI-LAS
BLUE MOON                                                   THE MARCELS
AIN'T THAT A SHAME                                          PAT BOONE
CHAPEL OF LOVE                                              DIXIE CUPS
PARTY DOLL                                                  BUDDY KNOX
HIPPY HIPPY SHAKE                                           SWINGIN' BLUE JEANS
REBEL ROUSER                                                DUANE EDDY
TELL HIM                                                    THE EXCITERS
UNDER THE BOARDWALK                                         THE DRIFTERS
MY BOYFRIEND'S BACK                                         THE ANGELS
STAND BY ME                                                 BEN E. KING
GOOD GOLLY MISS MOLLY                                       LITTLE RICHARD
RUNAWAY                                                     DEL SHANNON
HEY PAULA*                                                  PAUL & PAULA
WHEN A MAN LOVES A WOMAN                                    PERCY SLEDGE
HURT                                                        TIMI YURO
THEN HE KISSED ME                                           THE CRYSTALS
SAVE THE LAST DANCE FOR ME                                  THE DRIFTERS
MY GUY                                                      MARY WELLS
ONE FINE DAY                                                THE CHIFFONS
PATCHES                                                     CLARENCE CARTER
MY TRUE LOVE                                                JACK SCOTT
GOIN OUT OF MY MIND                                         LITTLE ANTHONY
DEDICATED TO THE ONE I LOVE                                 THE SHIRELLES
MY HEART IS AN OPEN BOOK                                    CARL DOBKINS
WHISPERING GRASS                                            INK SPOTS
VENUS*                                                      FRANKIE AVALON
RAINDROPS KEEP FALLING ON MY HEAD                           B.J. THOMAS
CHARLIE BROWN                                               THE COASTERS
OH BOY                                                      WANDA JACKSON
THE HUCKLEBUCK                                              CHUBBY CHECKER
PEPINO THE ITALIAN MOUSE                                    JOEY CHEDDAR
STUPID CUPID                                                WANDA JACKSON
HATS OFF TO LARRY                                           DEL SHANNON
SUSIE DARLING                                               ROBIN LUKE
LET'S TWIST AGAIN                                           CHUBBY CHECKER
SPEEDY GONZALES                                             PAT BOONE
IF I HAD A HAMMER                                           TRINI LOPEZ
TEQUILA                                                     ACE CANNON
COME SOFTLY TO ME                                           FLEETWOODS
JUST WALKING IN THE RAIN                                    JOHNNY RAY
RHYTHM OF THE RAIN                                          CASCADES
WHAT'S A MATTER BABY                                        TIMI YURO


TERRITORY:               MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS

BY __________________________________      BY  _________________________________


                                   SCHEDULE C

 Annexed to and forming part of Agreement dated ________________________ , 1995


ALBUM TITLE:        POP HISTORY

CATALOG NUMBER:

LICENSED MASTERS:

     TITLE                                   ARTIST

SUGAR BABY LOVE                         RUBETTES
BEAUTIFUL SUNDAY                        DANIEL BOONE
LOVE GROWS WHERE MY ROSEMARIE GOES      EDISON LIGHTHOUSE
COME AND GET IT                         BADFINGER
UNDERCOVER ANGEL                        ALAN O'DAY
EVERLASTING LOVE                        ROBERT KNIGHT
HOOKED ON A FEELING                     B.J. THOMAS
*DANCING ON A SATURDAY NIGHT            BARRY BLUE
THE NIGHT CHICAGO DIED                  PAPER LACE
INDIAN RESERVATION                      DON FARDON
ARIZONA                                 MARK LINDSAY
BILLY DON'T BE A HERO                   PAPER LACE
ME AND YOU AND A DOG NAMED BOO          LOBO
SAN BERNADINO                           CHRISTIE
YELLOW RIVER                            CHRISTIE
I'D LOVE YOU TO WANT ME                 LOBO
DON'T EXPECT ME TO BE YOUR FRIEND       LOBO
IF YOU DON'T KNOW ME BY NOW             HAROLD MELVIN & THE BLUENOTES
DON'T LET THE SUN CATCH YOU CRYING      GERRY & THE PACEMAKERS
GOODBYE                                 MARY HOPKINS
MR. BOJANGLES                           GLENN YARBOROUGH
ONE TIN SOLDIER                         ORIGINAL CASTE
DO YOU WANNA MAKE LOVE?                 PETER MCCANN
DRIFT AWAY                              DOBIE GRAY
RIDE CAPTAIN RIDE                       BLUES IMAGE
SOONER OR LATER                         GRASSROOTS
PIED PIPER                              CHRISTIAN ST. PETERS
BEG STEAL OR BORROW                     NEW SEEKERS
*IT AIN'T ME BABE                       TURTLES
*ELENORE                                TURTLES
LAY DOWN                                MELANIE
OB LA DI OB LA DA                       MARMALADE
THE LETTER                              THE BOX TOPS
HERE COMES MY BABY                      TREMELOES
BUILD ME UP BUTTERCUP                   FOUNDATIONS
LADY WILLPOWER                          GARY PUCKET & THE
                                             UNION GAP
GOOD MORNING STARSHINE                  OLIVER
IN THE SUMMERTIME                       MUNGO JERRY
JUDY IN DISGUISE                        JOHN FRED & HIS
                                             PLAYBOY BAND
BABY COME BACK                          EQUALS
BEND ME SHAPE ME                        AMERICAN BREED
DIZZY                                   TOMMY ROE
**LIGHTNING STRIKES                     LOU CHRISTIE
**SATISFACTION GUARANTEED               HAROLD MELVIN & THE BLUENOTES
***SURF CITY                            JAN & DEAN
***HITCHIN' A RIDE                      VANITY FAIR




TERRITORY:               MEXICO

ADVANCE:            $.0

ROYALTY:            $.04 Per Licensed Master per Album

CONFIGURATION:      Audio cassettes and compact discs

RELEASE DATE:

LABEL CREDIT:       Courtesy of Dominion Entertainment, Inc.





DOMINION ENTERTAINMENT, INC.            K-5 LEISURE PRODUCTS


BY __________________________________      BY  _________________________________